UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ARRAY TECHNOLOGIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-16(i)(1) and 0-11.

Our Mission
Generating energy with integrity for a sustainable world

Our Vision
To be a global leader advancing the future of clean energy

Notice of 2023 Annual Meeting of Stockholders

The 2023 Annual Meeting of Stockholders of Array Technologies, Inc. (the “Company” or “Array”) will be held on May 23, 2023, at 10:00 a.m. Pacific Daylight Time (“PDT”), in a virtual meeting format (the “Annual Meeting”) at https://virtualshareholdermeeting.com/ARRY2023 for the purpose of considering the following company-sponsored proposals:

PROPOSAL
1	Election of the Company’s Class III director nominees, each for a three-year term.
2	Ratification of the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
3	Advisory vote to approve named executive officer compensation.
4	Approval of an amendment to the Company’s certificate of incorporation to allow exculpation of officers to the extent permitted by Delaware law.

We will also consider and act upon any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.

Each outstanding share of the Company’s common stock (Nasdaq: ARRY) entitles the holder of record at the close of business on March 28, 2023, to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Our Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the meeting online and submit your questions during the meeting by visiting https://virtualshareholdermeeting.com/ARRY2023. You will also be able to vote your shares electronically at the meeting. Details regarding how to attend the meeting online are more fully described in the Important Notice Regarding the Availability of Proxy Materials and proxy statement.

Whether or not you expect to attend the meeting, we urge you to vote your shares by following the instructions in the Important Notice Regarding the Availability of Proxy Materials that you received by mail on or about April      , 2023 and submit your proxy by Internet, by telephone or by signing, dating and returning the proxy card included in these materials in order to ensure the presence of a quorum. If you choose to virtually attend the Annual Meeting, you may still vote your shares in real time, even if you have previously voted or returned your proxy by any of the methods described in our proxy statement. If your shares are held in a bank or brokerage account, please refer to the materials provided by your bank or broker for voting instructions.

By Order of the Board of Directors,

KEVIN G. HOSTETLER

Chief Executive Officer

             , 2023

MEETING DETAILS

DATE

May 23, 2023

TIME

10:00 a.m. PDT

LOCATION https://virtualshareholdermeeting
.com/ARRY2023

RECORD DATE

March 28, 2023

All stockholders are extended a cordial invitation to attend the meeting.

Potential Payments upon Termination or Change in Control	38
Payments and Benefits in Connection with Mr. Fusaro’s Separation	40
Potential Payments Table	40
Human Capital Committee Interlocks and Insider Participation	xx
Equity Compensation Plans	42
Director Compensation	42
2022 Director Compensation Program	43
AUDIT COMMITTEE REPORT	44
DELINQUENT SECTION 16(a) REPORTS	45
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	46
Tax Receivable Agreement	46
Consent Fees	46
Registration Rights Agreement with Oaktree	XX
Registration Rights Agreement with Blackstone	47
Registration Rights Agreement with Affiliates of STI	47
Employment Arrangement with Michael Corio	47
Limitation of Liability and Indemnification of Officers and Directors	48
Review, Approval or Ratification of Transactions with Related Persons	48
PROPOSAL NO. 1—ELECTION OF DIRECTORS	49
PROPOSAL NO. 2—RATIFICATION OF THE COMPANY’S SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	50
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	51
Principal Accountant Fees and Services	51
PROPOSAL NO. 3—ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	52
PROPOSAL NO. 4—APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO ALLOW EXCULPATION OF OFFICERS TO THE EXTENT PERMITTED BY DELAWARE LAW	53
GENERAL MATTERS	55
Code of Business Conduct and Ethics and Corporate Governance Guidelines	55
Availability of Certain Documents	55
Stockholder Proposals and Nominations	55
Contacting the Board	56
Other Matters	56
How to Access the Annual Meeting	56

Proxy Statement Summary

This summary highlights information discussed in more detail elsewhere in this Proxy Statement. As this is only a summary, we encourage you to read the entire Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 22, 2023 (the “Annual Report”) before voting your shares.

MEETING DETAILS

DATE

May 23, 2023

TIME

10:00 a.m. PDT

LOCATION

https://virtualshareholdermeeting
.com/ARRY2023

RECORD DATE

March 28, 2023

HOW TO VOTE

BY INTERNET You may vote by proxy via the Internet at https://virtualshareholdermeeting. com/ARRY2023 by following the instructions provided on the Notice of Proxy Materials or the proxy card.

BY TELEPHONE

If you live in the United States or Canada, you may vote by proxy by calling toll-free 1- 800-690-6903 and by following the instructions provided on the proxy card. You must have the 16-digit control number that is on either the Notice of Proxy Materials or the proxy card when voting.

BY MAIL

Complete and mail your proxy card in the postage prepaid envelope you receive, and return the proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors and according to the discretion of the proxy holder named in the proxy card upon any other business that may properly be brought before the meeting and at all adjournments and postponements thereof.

AT THE VIRTUAL MEETING

The meeting will be held entirely online. To participate in the meeting, you will need the 16-digit control number included in your Notice of Proxy Materials or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 10:00 a.m. PDT. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:30 a.m. PDT, and you should allow ample time for the check-in procedures.

VOTING MATTERS

PROPOSAL		BOARD VOTE RECCOMENDATION	PAGE REFERENCE
1	Election of Class III director nominees, each for a three-year term.	“FOR”	49
2	Ratification of the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.	“FOR”	50
3	Advisory vote to approve named executive officer compensation.	“FOR”	52
4	Approval of an amendment to the Company’s certificate of incorporation to allow exculpation of officers to the extent permitted by Delaware law.	“FOR”	53

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	1

BOARD OF DIRECTORS

NAME	AGE	DIRECTOR SINCE	INDEPENDENT	OCCUPATION
Paulo Almirante	58	2021		Group COO & SVP at Engie
Troy Alstead	60	2020		Retired Executive
Orlando D. Ashford	54	2020		Chief People Officer at Fanatics Holdings, Inc.
Brad Forth(1)(2)	58	2020		Senior Partner and Founder at Neos Partners
Kevin Hostetler(1)	54	2022		CEO of Array Technologies, Inc.
Jayanthi Iyengar	61	2021		EVP Chief Sourcing Officer at Oshkosh
Tracy Jokinen	54	2022		Retired Executive
Bilal Khan	42	2021		Senior Managing Director at Blackstone
Gerrard Schmid(1)	54	2021		Interim co-CEO at Ingenico

1.	Nominated for re-election at the 2023 annual meeting of stockholders. See Proposal 1.
2.	Chairman of the Board.

BOARD DIVERSITY

TENURE	GENDER	ETHNICITY	INDEPENDENCE

ESG HIGHLIGHTS

194.060	30,051	17M	58	30%	<1.5
mw of clean power generated	lbs of aluminum waste recycled	MT of Co2 offset in the U.S.	gw shipped globally	target reduction in direct emissions intensity by 2025	goal total recordable incident rate by 2025

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	2

PROXY STATEMENT FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Tuesday, May 23, 2023 at 10:00 a.m. PDT

This proxy statement, along with the accompanying Notice of 2023 Annual Meeting of Stockholders, contains information about the 2023 Annual Meeting of Stockholders of Array Technologies, Inc., which we refer to as the Annual Meeting, including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting in a virtual meeting format at 10:00 a.m. PDT, at https://virtualshareholdermeeting.com/ARRY2023.

In this proxy statement, we refer to Array Technologies, Inc. as “Array,” the “Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the Annual Meeting.

On or about the date hereof, we are making available this proxy statement and the attached Notice of 2023 Annual Meeting of Stockholders to all stockholders entitled to vote at the Annual Meeting, and we are mailing the proxy card and the Important Notice Regarding the Availability of Proxy Materials (the “Notice of Proxy Materials”) to all stockholders entitled to vote at the Annual Meeting. Although not part of this proxy statement, we have also made available with this proxy statement our Annual Report, which includes our financial statements for the fiscal year ended December 31, 2022.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 23, 2023

This proxy statement and our Annual Report are available for viewing, printing and downloading at www.investorvote.com/ARRY. To view these materials, please have your 16-digit control number(s) available that appears on your proxy card.

Additionally, you can find a copy of our Annual Report on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov, or in the “Financial Information” tab of the “Investors” section of our website at www.arraytechinc.com. You may also obtain a printed copy of our Annual Report, free of charge, by sending a written request to: Array Technologies, Inc., 3901 Midway Place NE, Albuquerque, NM 87109, Attention: Secretary. Exhibits, if any, will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY IS THE COMPANY SOLICITING MY PROXY?

The Board of Directors of Array Technologies, Inc. (the “Board”) is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders to be held at 10:00 a.m. PDT on May 23, 2023, in a virtual meeting format at https://virtualshareholdermeeting. com/ARRY2023 and any adjournments of the meeting, which we refer to as the Annual Meeting. The proxy statement along with the accompanying Notice of 2023 Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of 2023 Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report because you owned shares of Array Technologies, Inc. common stock on the record date.

WHEN WERE THIS PROXY STATEMENT AND THE ACCOMPANYING MATERIALS SENT TO STOCKHOLDERS?

On or about the date hereof, we are mailing the Notice of Proxy Materials to all stockholders entitled to vote at the Annual Meeting.

WHEN IS THE RECORD DATE FOR THE ANNUAL MEETING?

Our Board has fixed the record date for the Annual Meeting as of the close of business on March 28, 2023. Only stockholders who owned our common stock at the close of business on March 28, 2023 are entitled to vote at the Annual Meeting.

HOW MANY VOTES CAN BE CAST BY ALL STOCKHOLDERS?

A total of 150,822,974 shares of common stock of the Company were outstanding on March 28, 2023 and are entitled to be voted at the meeting. Each share of common stock is entitled to one vote on each matter.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	3

HOW CAN I ATTEND THE ANNUAL MEETING WITH THE ABILITY TO ASK A QUESTION AND/OR VOTE?

To participate in the Annual Meeting, stockholders as of the record date, or their duly appointed proxies, will need to follow the instructions on their Notice of Proxy Materials, proxy card, or on the instructions that accompanied their proxy materials. We encourage you to access the meeting 10 minutes before the start time of 10:00 a.m. PDT on May 23, 2023. Please allow ample time for online check-in, which will begin at 9:30 a.m. PDT on May 23, 2023. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log in page.

We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure stockholder access and participation. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting https://virtualshareholdermeeting.com/ARRY2023. We will try to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct. However, we reserve the right to edit inappropriate language or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

HOW DO I VOTE?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

●	BY INTERNET. You may vote by proxy via the Internet at https://virtualshareholdermeeting.com/ARRY2023 by following the instructions provided on the Notice of Proxy Materials or the proxy card.
●	BY TELEPHONE. If you live in the United States or Canada, you may vote by proxy by calling toll-free 1-800-690-6903 and by following the instructions provided on the proxy card. You must have the 16-digit control number that is on either the Notice of Proxy Materials or the proxy card when voting.
●	BY MAIL. Complete and mail your proxy card in the postage prepaid envelope you receive, and return the proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted as recommended by our Board and according to the discretion of the proxy holder named in the proxy card upon any other business that may properly be brought before the meeting and at all adjournments and postponements thereof.
●	AT THE VIRTUAL MEETING. The meeting will be held entirely online. To participate in the meeting, you will need the 16-digit control number included in your Notice of Proxy Materials or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 10:00 a.m. PDT. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:30 a.m. PDT, and you should allow ample time for the check-in procedures.

If your shares of common stock are held in street name (held for your account by a broker or other nominee):

●	By Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by Internet or telephone.
●	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

WHAT IF I HAVE TROUBLE ACCESSING THE ANNUAL MEETING VIRTUALLY?

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. A link on the meeting page will provide further assistance should you need it.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	4

WHAT ARE THE BOARD’S RECOMMENDATIONS ON HOW TO VOTE MY SHARES?

Our Board recommends a vote:

PROPOSAL
1	FOR election of Class III director nominees, each for a three year term.
2	FOR ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
3	FOR approval of named executive officer compensation.
4	FOR approval of the amendment to the Company’s certificate of incorporation to allow exculpation of officers to the extent permitted by Delaware law.

WHO PAYS THE COST FOR SOLICITING PROXIES?

Array will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. This cost also includes support for the hosting of the virtual Annual Meeting. Array may solicit proxies by mail, personal interview, telephone or via the Internet through its officers, directors and other management employees, who will receive no additional compensation for their services.

CAN I CHANGE MY VOTE?

You may revoke your proxy at any time before it is voted by notifying the Secretary in writing, by returning a signed proxy with a later date, by transmitting a subsequent vote over the Internet or by telephone prior to the close of the Internet voting facility or the telephone voting facility, or by attending and voting live at the virtual meeting. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

HOW IS A QUORUM REACHED?

The presence, virtually online or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions, withheld votes and “broker non-votes” (i.e., shares represented at the meeting held by brokers, bankers or other nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and, with respect to one or more but not all issues, such brokers or nominees do not have discretionary voting power to vote such shares), if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	5

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

PROPOSAL 1: ELECTION OF DIRECTORS	Elections of directors shall be determined by a plurality of the votes cast in respect of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. With respect to each nominee, stockholders have the option to vote “FOR” or “WITHOLD.” Abstentions and withheld votes, if any, will not affect the outcome of the vote on this proposal. Proposal 1 is a non-routine matter. Therefore, brokerage firms do not have authority to vote customer’s unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a customer will be treated as a “broker non-vote.” Such broker non-votes will have no effect on the results of this vote.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	For the ratification of the selection of our independent registered public accounting firm for our 2023 fiscal year, the votes cast FOR must exceed the votes cast AGAINST. Only FOR and AGAINST votes will affect the outcome. Abstentions will have no effect on the results of this vote. Proposal 2 is a routine matter. Therefore, brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of as our independent registered public accounting firm for the fiscal year ending December 31, 2023, the Audit Committee of the Board will reconsider its selection.

PROPOSAL 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	For the approval of the Company’s named executive officer compensation, the votes cast FOR must exceed the votes cast AGAINST. Only FOR and AGAINST votes will affect the outcome. Abstentions will have no effect on the results of this vote. Proposal 3 is a non-routine matter. Therefore, brokerage firms do not have authority to vote customer’s unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a customer will be treated as a “broker non-vote.” Such broker non-votes will have no effect on the results of this vote.

PROPOSAL 4: APPROVAL OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO ALLOW EXCULPATION OF OFFICERS TO THE EXTENT PERMITTED BY DELAWARE LAW	The approval of an amendment to our amended and restated certificate of incorporation requires the affirmative vote of a supermajority of the shares of common stock outstanding. Proposal 4 is a non-routine matter. Therefore, brokerage firms do not have authority to vote customer’s unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a customer will be treated as a “broker non-vote.” Such broker non-votes will have no effect on the results of this vote.

If there are insufficient votes to approve these proposals, your proxy may be voted by the persons named in the proxy card to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposal(s). If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	6

COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?

We do not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

WHAT HAPPENS IF THE MEETING IS POSTPONED OR ADJOURNED?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD OR VOTING INSTRUCTION FORM?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

WHAT IF DURING THE CHECK-IN TIME OR DURING THE ANNUAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the meeting log-in page.

WHO SHOULD I CALL IF I HAVE ANY ADDITIONAL QUESTIONS?

If you hold your shares directly, please call the Secretary of the Company at (505) 881-7567. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

ELECTRONIC DELIVERY OF COMPANY STOCKHOLDER COMMUNICATIONS

Most stockholders can elect to view future proxy materials and annual reports over the Internet instead of receiving paper copies in the mail. You can choose this option and save us the cost of producing and mailing these documents by following the instructions provided when you vote over the Internet.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	7

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of February 28, 2023 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known to own beneficially more than 5% of the outstanding shares of common stock, each person currently serving as a director, each nominee for director, each Named Executive Officer (as set forth in the Summary Compensation Table below), and all directors and executive officers as a group.

Shares of common stock subject to options, restricted stock units or other rights to purchase which are now exercisable or are exercisable within 60 days after February 28, 2023 are to be considered outstanding for purposes of computing the percentage ownership of the persons holding these options or other rights but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person. As of February 28, 2023, there were 150,551,235 shares of common stock outstanding. Unless otherwise indicated, the address for each beneficial owner is c/o Array Technologies, Inc., 3901 Midway Place NE, Albuquerque, NM 87109.

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED(1)	PERCENTAGE OF SHARES BENEFICIALLY OWNED
5% or greater stockholders:
BlackRock, Inc.(2)	16,134,994	10.72
The Vanguard Group(3)	13,841,925	9.19
FMR LLC and affiliates(4)	8,061,410	5.35
Norges Bank(5)	7,679,550	5.10
Directors and Named Executive Officers:
Kevin Hostetler	144,883	*
James Fusaro	285,143	*
Terrance Collins	26,537	*
Tyson Hottinger	75,547	*
Nipul Patel	108,968	*
Travis Rose	50,804	*
Paulo Almirante	16,269	*
Troy Alstead	29,817	*
Orlando D. Ashford	29,817	*
Brad Forth	106,504	*
Jayanthi Iyengar	29,291	*
Tracy Jokinen	—	—
Bilal Khan	—	—
Gerrard Schmid	41,269	*
All executive officers and directors as a group (14 individuals)	944,907	*

*	Represents beneficial ownership of less than one percent of our outstanding common stock.
1.	For listed executive officers and directors, represents any shares of our common stock beneficially held by them and any restricted stock units granted to them, but excluding any performance stock units granted to them.
2.	This information is based solely on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) on January 30, 2023, reporting ownership as of December 31, 2022. According to this Schedule 13G/A, BlackRock exercises sole voting power over 15,959,442 shares of our common stock and sole dispositive power over 16,134,994 shares of our common stock. The address of BlackRock is 55 East 52nd Street, New York, New York 10055.
3.	This information is based solely on a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) on February 9, 2023, reporting ownership as of December 31, 2022. According to this Schedule 13G/A, Vanguard exercises shared voting power over 255,597 shares of our common stock, sole dispositive power over 13,445,422 shares of our common stock and shared dispositive power over 396,503 shares of our common stock. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	8

4.	This information is based solely on a Schedule 13G/A filed jointly by FMR LLC (“FMR”) and Abigail P. Johnson on February 9, 2023, reporting ownership as of December 31, 2022. According to this Schedule 13G/A, Ms. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. FMR exercises sole voting authority over 8,029,253 shares of our common stock, and FMR and Ms. Johnson each exercise sole dispositive authority over 8,061,410 shares of our common stock. The address of FMR and Ms. Johnson is 245 Summer Street, Boston, Massachusetts 02210.
5.	This information is based solely on a Schedule 13G filed by Norges Bank on January 17, 2023, reporting ownership as of December 31, 2022. According to this Schedule 13G, Norges Bank exercises sole voting power over 7,118,241 shares of our common stock, sole dispositive power of 7,118,241 shares of our common stock and shared dispositive power over 561,309 shares of our common stock. The address of Norges Bank is Bankplassen 2, PO Box 1179 Sentrum, NO 0107 Oslo, Norway.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	9

Management and Corporate Governance

BOARD COMPOSITION AND STRUCTURE

Our certificate of incorporation states that the number of directors serving on our Board shall be fixed by a resolution of the Board. Each director holds office until his or her successor is duly elected and qualified or until his or her death, resignation, retirement, disqualification or removal. Our certificate of incorporation provides that our directors may be removed only for cause by the affirmative vote of the holders of at least 66⅔% of the voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose. Any vacancy in the Board, including a vacancy that results from an increase in the number of directors, may be filled by a vote of the majority of the directors then in office.

Our certificate of incorporation provides that the Board is divided into three classes of directors, with the classes as nearly equal in number as possible. Each of our directors identified below serves in the class indicated. Subject to any earlier resignation or removal in accordance with the terms of our amended and restated certificate of incorporation and bylaws, our Class I directors will serve until the 2024 annual meeting of stockholders, our Class II directors will serve until the 2025 annual meeting of stockholders and our Class III directors who are re-elected at the 2023 annual meeting of stockholders will serve until the 2026 annual meeting of stockholders. Any additional directorships resulting from an increase in the number of directors will be apportioned by the Board among the three classes.

The Board is currently comprised of nine members. Below is a list of the names, classifications and ages, as of March 31, 2023, of the individuals who currently serve on our Board.

NAME	AGE	POSITION
Troy Alstead	60	Director (Class I)
Orlando D. Ashford	54	Director (Class I)
Bilal Khan	42	Director (Class I)
Paulo Almirante	58	Director (Class II)
Jayanthi Iyengar	61	Director (Class II)
Tracy Jokinen	54	Director (Class II)
Brad Forth	58	Director (Class III); Chairman
Kevin Hostetler	54	Director (Class III); Chief Executive Officer
Gerrard Schmid	54	Director (Class III)

BOARD SKILLS MATRIX

QUALIFICATIONS AND EXPERIENCE
Renewable Energy Experience	4
Innovation and Technology	4
Manufacturing and Supply Chain	4
Global Perspective, International	9
Public Company Leadership	8
Regulatory/Government	4
Corporate Governance	8
Risk Management	7
Finance or Financial Reporting	4
Environmental, Social, and Governance (ESG)	8

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	10

DIRECTOR BIOGRAPHIES

Information concerning our directors is set forth below. The biographical description of each director includes the specific experience, qualifications, attributes and skills that led to the Board’s conclusion at the time of filing of this proxy statement that each person listed below should serve as a director.

CLASS III DIRECTOR NOMINEES

AGE 58 DIRECTOR SINCE 2020

Brad Forth

Director and Chairman of the Board

Brad Forth spent his entire career in the energy industry. Mr. Forth is a Senior Partner at Neos Partners, an investment firm he co-founded in June 2022 focusing on partnering with operating companies within the energy transition and critical infrastructure value chains. Mr. Forth served as a senior advisor to Oaktree’s GFI Energy Group until March 2021, where he helped the team anticipate growth opportunities in the power, utility and energy sectors, and invest its capital in leading companies, helping management teams to accelerate the growth of their businesses. Mr. Forth was a Managing Director at Oaktree from 2009 to 2016 and a partner at GFI Energy Group from 2006 to 2009. Mr. Forth began his career as a design engineer at Power Measurement, Inc. in 1988, where he was responsible for pioneering research in the field of digital power metering and energy management systems. Mr. Forth remained at Power Measurement in various capacities for 18 years, the last nine as its Chief Executive Officer from 1996 to 2005. Mr. Forth has served on the board of directors of Shoals Technologies Group, Inc. since 2017. Mr. Forth received a Bachelor of Electrical Engineering degree from the University of Victoria in Canada. Mr. Forth was a winner of the 2002 Ernst and Young award for “Pacific Entrepreneur of the Year – Technology and Communications” and has been a member of Young Presidents’ Organization since 1998. Mr. Forth was nominated to serve on our Board because of his long history and expertise in the energy industry.

AGE 54 DIRECTOR SINCE 2022

Kevin Hostetler

Director and Chief Executive Officer

Kevin Hostetler has been our Chief Executive Officer since April 2022. He has over 18 years of global industrial business leadership experience having transformed multiple engineered products and services companies throughout his career. Prior to Array, Mr. Hostetler served as Chief Executive Officer at Rotork, a FTSE 250 company, where he led the company’s Growth Acceleration Program which drove improved margins, capital efficiency and commercial excellence. Prior to joining Rotork in February 2018, Mr. Hostetler served as Chief Executive Officer of FDH Velocitel starting in November 2014, leading the engineering and construction services provider through a series of acquisitions to support improvement of aging critical infrastructure, such as bridges, dams, and transmission towers. He was Executive Advisor to Wind Point Partners, a private equity firm focused on growth capital investments and leveraged buyouts in middle-market companies from March 2012 to November 2014. He held ascending leadership roles from 2007 to 2012 at IDEX Corporation, where he served as an officer of the company and the Group President of the of the Fluid and Metering Technologies Segment and IDEX Asia, which includes operating platforms in energy, water, chemical, food and agriculture. Mr. Hostetler also spent seven years at Ingersoll Rand in progressive P&L leadership and business development roles within the Industrial Technologies Segment. Mr. Hostetler has served on the supervisory board of Esdec Solar Group since January 2023. Mr. Hostetler has a B.S. in Finance from King’s College and an MBA from New York University-Leonard N. Stern School of Business. Mr. Hostetler was nominated to serve on our Board because of his extensive senior leadership experience and comprehensive knowledge of our business.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	11

AGE 54 DIRECTOR SINCE 2021

Gerrard Schmid

Director

Gerrard Schmid has more than 20 years of leadership experience in banking, payments, and financial technology. Most recently, Mr. Schmid served as president and chief executive officer of Diebold Nixdorf Inc. from February 2018 to March 2022. Diebold Nixdorf is a multinational company that produces, installs and services hardware and software systems for the banking, retail and electric vehicle infrastructure sectors. He was previously Chief Executive Officer of D+H Corporation (a global fintech company based in Canada), from 2012 to 2017 and was Chief Operating Officer from 2009 to 2012. In addition, Mr. Schmid was President and Chief Executive Officer of D+H’s Filogix business unit (a mortgage and real estate technology service provider) from 2007 to 2009. Prior to that, he held senior executive roles in banking in the UK and Canada and spent several years at McKinsey & Company (a global management consulting firm), focused on financial services and technology. Mr. Schmid currently serves on the board of directors of Ingenico, an Apollo private equity portfolio company that is a global leader in payments point of sale terminals and associated software and services. He has also served as interim co-CEO of Ingenico since January 2023. Mr. Schmid currently serves on the board of directors of Luminator Technology Group, a Blackstone Credit portfolio company that delivers globally-recognized technology solutions to increase intelligence, safety, and efficiency for public transit operations including bus, rail and aerospace transit. Mr. Schmid also serves on the board of ISACA, an international professional association focused on IT governance, and cybersecurity certification and training. Mr. Schmid holds a B.Sc. in Aeronautical Engineering from the University of Witwatersrand, South Africa, and a M.A.Sc. in Aerospace Engineering from the University of Toronto. Mr. Schmid was nominated to serve on our Board because of his experience as a chief executive officer and his global perspective.

CURRENT DIRECTORS NOT STANDING FOR ELECTION AT THE ANNUAL MEETING

Paulo Almirante has served on our Board since August 2021 and has more than 25 years of experience in the energy business, working in various positions in the development, construction and management of wind, hydro, solar, coal and gas assets. Mr. Almirante has served as the Chief Operating Officer for the Engie Group since July 2018 and was appointed Senior Executive Vice President in charge of Renewables, Nuclear and Energy Management and Trading in February of 2021. Mr. Almirante served as Executive Vice President of the Engie Group and member of the Executive Committee responsible for the Brazil, Middle East, South and Central Asia and Turkey; North, South and Eastern Europe; and General Europe Business Units from May 2016 until May 2019. Mr. Almirante was also responsible for the Group Corporate Societal and Environmental Responsibility Department of Engie Group until May 2019. From January 2016 to April 2018, Mr. Almirante was the Chief Executive Officer of Generation Europe for the Engie Group. Mr. Almirante started working in 1991 for EDP in Portugal moving to National Power in the UK in 1996. As of 2000, he became Director of various companies in Portugal and Spain and from 2005 to 2013 he was the International Power Regional Director for Iberia. In 2011, Mr. Almirante was also appointed Chief Operating Officer for GDF Suez Latin America based in Brazil and from 2013 to 2015 he was President of Energy Europe Portugal and Chief Executive Officer of TrustEnergy. Mr. Almirante holds an MSc in Mechanical Engineering from IST – Technical University of Lisbon, a Diploma in Management Studies from the Catholic University of Lisbon and undertook the Global Leadership Development Program at London Business School. Mr. Almirante was a member of the Advisory Committee of the Portuguese Energy Regulator and the Vice-President of the Portuguese Association of Electricity Industry. Mr. Almirante is well qualified to serve on our Board because of his extensive expertise in the energy industry, particularly in international markets.

Troy Alstead is the founder of Ocean5 and Table 47, concepts opened in 2017 for dining, entertainment and events. In February 2016, Mr. Alstead retired from Starbucks Corporation, an American coffee company and coffeehouse chain, after 24 years with the company, having most recently served as Chief Operating Officer. Mr. Alstead served as Chief Operating Officer beginning in 2014. From 2008 to 2014, Mr. Alstead served as that company’s Chief Financial Officer and Chief Administrative Officer. Additionally, Mr. Alstead served as Group President from 2013 until his promotion to Chief Operating Officer. Mr. Alstead joined Starbucks in 1992 and over the years served in a number of operational, general management, and finance roles. Mr. Alstead spent a decade in Starbucks’ international business, including roles as Senior Leader of Starbucks International, President Europe/Middle East/Africa headquartered in Amsterdam, and Chief Operating Officer of Starbucks Greater China, headquartered in Shanghai. Mr. Alstead is also a member of the board of directors of Levi Strauss & Co., Harley-Davidson, Inc., and OYO Global, and he serves on the advisory council of EarthLab, an initiative of the College of the Environment at the University of Washington. Mr. Alstead earned a B.A. in business administration from the University of Washington. Because of his expertise in the areas of finance and operations, Mr. Alstead is well qualified to serve on our Board.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	12

Orlando D. Ashford has served as Chief People Officer of Fanatics Holdings, Inc. since October 2022. Prior to joining Fanatics, Mr. Ashford served as Executive Chairman of Azamara Cruises from March 2021 to October 2022. Prior to joining Azamara, Mr. Ashford served as President of the Holland America Line Inc. at Carnival plc from December 2014 until June 2020. Mr. Ashford oversaw Holland America Line’s sales and marketing, revenue management deployment and itinerary planning, public relations, hotel operations and strategy. Between 2012 and 2014, Mr. Ashford was the President of the Talent business segment at Mercer LLC and Mercer Inc., a global consulting leader and subsidiary of Marsh & McLennan Companies. From 2008 to 2012, Mr. Ashford was the Senior Vice President, Chief Human Resources and Communications Officer for Marsh & McLennan Companies, Inc. Prior to joining Marsh & McLennan Companies, Inc. in 2008, Mr. Ashford served as Group Director of Human Resources for Eurasia and Africa for the Coca-Cola Company and as Vice President of Global Human Resources Strategy and Organizational Development for Motorola, Inc. Mr. Ashford has also held leadership positions with Mercer Delta Consulting, Ameritech and Andersen Consulting. Mr. Ashford serves on the board of directors for the Perrigo Company plc, Azamara Cruises, Clubcorp, the Virginia Mason Medical Center, the Seattle chapter of the Positive Coaching Alliance and Year Up. Mr. Ashford has been honored as a Purdue University School of Technology Distinguished Alumnus and received the Seattle Business Magazine 2019 Executive Excellence Award. Mr. Ashford earned a Bachelor of Science degree and Master of Science degree in Organizational Leadership and Industrial Technology from Purdue University. Because of his extensive experience serving on public company boards and his experience in addressing talent, culture and human capital issues at the executive level, Mr. Ashford is well qualified to serve on our Board.

Jayanthi (Jay) Iyengar currently serves as Executive Vice President and Chief Technology and Strategic Sourcing Officer for the Oshkosh Corporation, a position she has held since January 2022. She has responsibility for Oshkosh’s vision and strategy to drive the investment, development and deployment of leading-edge technologies, including digital solutions. She is also responsible for global strategic sourcing activities focused on building a supply chain capable of delivering next generation technologies. Ms. Iyengar has over 30 years of international technology experience in the automotive, aerospace and advanced water technology fields, much of which she gained through roles of increasing importance with Fiat Chrysler Automobiles (“FCA”), Eaton Aerospace and Xylem Inc. After starting her career in product development for Delphi/General Motors in 1988, Ms. Iyengar joined FCA in 1997 as a Powertrain Systems Engineer. This was followed by a series of roles of increasing importance in its powertrain division, and in 2005 she was named Senior Manager and Chief Engineer of FCA’s Hybrid Development Center. From 2009 to 2012 Ms. Iyengar served as Global Director, Electrified Powertrains for FCA. In 2012 she joined Eaton Aerospace as Group Vice President Engineering and Technology, and from June 2015 to November 2019 she was the Senior Vice President, Chief Innovation and Technology Officer of Xylem Inc., a leading water technology company. Jay Iyengar holds a bachelor’s degree in Mechanical Engineering from Mysore University, Karnataka, India, a master’s degree MTech in Mechanical Engineering from the Indian Institute of Technology, Mumbai, India, as well as a Master of Science in Mechanical Engineering from Wayne State University, Michigan, USA. She has also served on the board of the Institute of Electrical & Electronics Engineers (“IEEE”) Vehicular Technology Society and is a current board member of Engineering Tomorrow, a non-profit focused on promoting STEM education for underprivileged minority high school students. Ms. Iyengar is well qualified to serve on our Board because of her expertise in the areas of technology and engineering.

Tracy Jokinen joined the Board of Directors of Array Technologies in November 2022. She has over 25 years of finance and accounting experience across various global industries, where she focused on accelerating growth in her role as Chief Financial Officer for both public and private companies. Most recently, Ms. Jokinen was Chief Financial Officer of Vyaire Medical, Inc., a large medical device company from March 2020 to January 2022. She previously held the Chief Financial Officer role at Acelity Inc., which was acquired by 3M in October 2019, from June 2017 to October 2019. She also was Chief Financial Officer of G&K Services, Inc., a publicly traded company, which was acquired by Cintas in 2017, from 2014 to 2017. Prior to joining G&K Services Ms. Jokinen spent most of her career with Valspar Corporation, a global manufacturing company, serving as Corporate Controller and Chief Accounting Officer for four years. Ms. Jokinen currently sits on the Board of Directors at Alamo Group Inc., Horton Technologies and Candela Medical, Inc. She has a B.S. in Accounting from St. Cloud State University. Because of her financial experience with publicly traded companies, Ms. Jokinen is well qualified to serve on our Board.

Bilal Khan is a Senior Managing Director in the Private Equity Group at Blackstone. Since joining Blackstone in 2009, Mr. Khan has been involved in the execution of several Blackstone investments, including various Sithe Global investments, Fisterra Energy, Transmission Developers, Aypa Power, Onyx Renewables, Therma and Array Technologies. Before joining Blackstone, Mr. Khan was an Associate at GTCR Golder Rauner, where he was involved with the analysis and execution of private equity investments in a wide range of industries. Prior to that, Mr. Khan worked in the Mergers and Acquisitions department at Lazard Frères focused on Power & Utilities clients. Mr. Khan received a B.S. in Applied Economics from Cornell University, where he graduated magna cum laude. He also received an M.B.A from the Wharton School of the University of Pennsylvania and an M.A. in International Studies from the University of Pennsylvania. Mr. Khan serves as a Director of Fisterra Energy, Transmission Developers, Aypa Power, Legence (f/k/a Therma Holdings LLC), Xpansiv Limited and Irth Solutions. Because of his expertise in the energy, utility and industrials sectors, Mr. Khan is well qualified to serve on our Board.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	13

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

At Array, our entire business strategy is aimed at climate action and facilitating the global energy transition. As a company dedicated to responsibility and long-term sustainability, we recognize that there are a number of environmental, social, and governance (“ESG”) areas that pose opportunities and risks to our business. Our strategy aims to understand our stakeholder needs through regular engagement, manage the priority areas of ESG that pose the greatest risks and opportunities to our business, and to communicate transparently on how we drive good governance into every function.

In 2022, we took several steps to enhance our approach to ESG strategy and reporting. We started by conducting our inaugural ESG materiality assessment by engaging key stakeholders to understand areas of ESG risk and opportunity for our business and for society. We met with employees across the organization, including our new STI colleagues, along with members of the Board, investors and suppliers to determine the priority areas of ESG strategy. We gathered helpful feedback from our stakeholders to understand our current performance and how we can improve in ways that could be the most impactful. The results of this assessment allowed us to focus on approach on topics that can have a significant impact for our business and our stakeholders.

Aligned with our priority topics, we established our first set of ESG goals with a time horizon of 2025. These topics include climate strategy, energy efficiency, safety, enterprise diversity, and board diversity. We commit to report on our progress annually and continue advancing other priority areas resulting from our materiality assessment.

ESG THEME	ESG TOPIC	PERFORMANCE METRIC	GOAL
Environmental	Solar Energy Deployment	Megawatts Solar Energy Sold (“MW”)	Sell an additional 90,000 MW of solar power by year-end 2025.
	Climate Action	Direct (Scope 1+2) Greenhouse Gas Emissions Intensity (“MT CO2e/$MM Revenue”)	Reduce direct emissions intensity 30% from baseline year 2021 by year-end 2025.
	Energy Management	Percent Renewable Energy in Operations (%)	Source 50% of our direct energy consumption from renewable energy sources by year-end 2025.
Social	Employee Health & Safety	Total Recordable Incident Rate (“TRIR”)	Achieve TRIR of <1.5 by year-end 2025
	Diversity, Equity, and Inclusion	Total Workforce Female Representation (%)	Increase total workforce female representation by 10% from baseline year 2021 by year-end 2025.
	Diversity, Equity, and Inclusion	Non-Executive Management Racial and Ethnic Minority Representation (%)	Increase non-executive management racial and ethnic minority representation 10% from baseline year 2021 by year-end 2025.
Governance	Board Composition	Board Female Representation (%)	Increase board female representation 22% from baseline year 2021 by year-end 2025.

One area of strategy in which we have been able to make significant progress is advancing board gender diversity, having welcomed Tracy Jokinen to our board in November 2022. We will continue to prioritize advancing our board nomination practices and ensuring diversity of background and thought to strengthen good governance. We have also worked to enhance the gender and ethnic diversity established within our workforce. As of December 31, 2022, approximately 30% of our employees were women and approximately 60% of our employees (who self-identified as a particular race or ethnicity) are racially or ethnically diverse.

As part of our broader focus on climate strategy, we are working diligently to expand our greenhouse gas accounting to supply chain (Scope 3) emissions in order to assess setting credible, science-based climate targets. Working with a leading third-party climate strategy group, we are working to build out our Scope 3 inventory by engaging our suppliers and accounting for material Scope 3 categories. Once complete, we intend to baseline our full scope emissions and model pathways to a net zero future. In the interim, we have set a 2025 climate target to ensure we are building capabilities and practice in decarbonization and working to manage our climate impacts as we continue to grow our business.

We will have several other updates to share upon the release of our next ESG report in June 2023. This will include the full results of our materiality assessment, updates on our 2025 goals, our full year 2022 ESG disclosures, and enhanced data aligned with our material topics.

BOARD DIVERSITY

We seek to have a Board that represents diversity, equity and inclusion as to experience, gender, race and ethnicity, but we do not have a formal policy with respect to diversity. We also seek to have a Board that reflects a range of talents, ages, skills, character and expertise, particularly in the areas most important to us and our corporate mission, sufficient to provide sound and prudent guidance with respect to our operations and interests, including general management, finance, renewable energy,

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	14

innovation and technology, manufacturing and supply chain, global perspectives, public company leadership, regulatory and government relations, corporate governance, risk management, and ESG initiatives. Following our ESG materiality assessment in 2022, board diversity was identified as a priority topic from our stakeholders and a key focus for ESG strategy. To demonstrate our commitment to stakeholders, we set a goal publicly to improve gender representation of our board by 2025. We are pleased to report that we have already achieved this goal as initially set forth in our ESG strategy and will continue to prioritize our strategy for board succession to ensure enhanced diversity.

BOARD DIVERSITY MATRIX (AS OF MARCH 31, 2023)
TOTAL NUMBER OF DIRECTORS	9
Part I: Gender Identity	Female	Male	Non-binary	Did Not Disclose Gender
Directors	2	7	—	—
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did not disclose demographic background	1	—	—	—

DIRECTOR INDEPENDENCE

Our Corporate Governance Guidelines provide that our Board will consist of a majority of independent directors and in making independence determinations, the Board will observe all applicable requirements, including the applicable corporate governance listing standards of the Nasdaq Stock Market LLC (“Nasdaq”). Under Nasdaq rules, the Board has a responsibility to make an affirmative determination that those members of its Board that serve as independent directors do not have any relationships with the Company and its businesses that would impair their independence. In connection with these determinations, the Board reviews information regarding transactions, relationships, and arrangements involving the Company and its businesses and each director that it deems relevant to independence, including those required by Nasdaq rules.

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, and including family relationships, our Board has determined that all eight of the current non-management directors of the Company (Messrs. Almirante, Alstead, Ashford, Forth, Khan, Schmid, Ms. Iyengar and Ms. Jokinen) qualify as “independent” under the corporate governance rules of Nasdaq, that each member of the Audit Committee qualifies as “independent” under Rule 10A-3 of the United States Securities Exchange Act of 1934 (the “Exchange Act”), and that each member of the Human Capital Committee qualifies as “independent” under Rule 10C-1 of the Exchange Act. Our Board has not established separate independence requirements beyond those of Nasdaq, the Exchange Act or the Internal Revenue Code of 1986, as amended.

BOARD MEETINGS AND ATTENDANCE

The Board held four meetings during the year ended December 31, 2022. With the exception of Mr. Khan, each of the directors attended at least seventy-five percent (75%) of the meetings of the Board and the committees of the Board on which he or she served during the year ended December 31, 2022 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee and excluding any meetings in which a director was an interested party).

The non-employee directors met in executive session during each of the regularly scheduled Board meetings during the year ended December 31, 2022.

The Board has adopted a policy requiring that members of the Board make every effort to attend our annual stockholder meetings. The 2022 Annual Meeting was attended by all nine of the directors then serving on the Board.

BOARD LEADERSHIP STRUCTURE

Our current Board leadership structure separates the positions of Chief Executive Officer and Chairman of the Board, although we do not have a corporate policy requiring that structure. The Board believes that this separation is appropriate for the organization at this time because it allows for a division of responsibilities and a sharing of ideas between individuals

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	15

having different perspectives. Our Chief Executive Officer, who is also a member of our Board, is primarily responsible for our operations and strategic direction, while our Board Chair is primarily focused on matters pertaining to corporate governance, including management oversight, and strategic guidance. While the Board believes that this is the most appropriate structure at this time, the Nominating and Corporate Governance Committee evaluates the Board leadership structure from time to time and may recommend alterations of this structure in the future.

THE BOARD’S ROLE IN RISK OVERSIGHT

The Board plays an important role in risk oversight at Array through direct decision-making authority with respect to significant matters, as well as through the oversight of management by the Board and its committees. In particular, the Board administers its risk oversight function through (1) the review and discussion of regular periodic reports by the Board and its committees on topics relating to the risks that Array faces; (2) the required approval by the Board (or a committee of the Board) of significant transactions and other decisions; (3) the direct oversight of specific areas of Array’s business by the Audit, Human Capital and Nominating and Corporate Governance Committees; and (4) regular periodic reports from the auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to our internal control over financial reporting. The Board also relies on management to bring significant matters impacting Array to the attention of the Board.

Pursuant to the Audit Committee’s charter, the Audit Committee is responsible for reviewing and discussing with management and Array’s independent registered public accounting firm, Array’s system of internal controls, its critical accounting practices, and policies relating to risk assessment and management. As part of this process, the Audit Committee discusses Array’s major financial risk exposures and steps that management has taken to monitor and control such exposure. In addition, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding accounting, internal accounting controls, auditing and compliance matters.

Because of the role of the Board and the Audit Committee in risk oversight, the Board believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to Array’s operations. The Board acknowledges that there are different leadership structures that could allow it to effectively oversee the management of the risks relating to the Company’s operations and believes its current leadership structure enables it to effectively provide oversight with respect to such risks.

BOARD COMMITTEES

The Board has a standing Audit Committee, Human Capital Committee and Nominating and Corporate Governance Committee. The composition, duties and responsibilities of these committees is described more fully below. Each committee operates pursuant to a written charter, reviews and assesses the adequacy of its charter periodically and submits its charter to the Board for approval. The charters for each committee are all available on our investor relations website ir.arraytechinc.com under the “Governance Highlights” section found under the “Corporate Governance” tab.

The following table describes which directors currently serve on each of the committees.

NAME	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	HUMAN CAPITAL COMMITTEE	AUDIT COMMITTEE
Paulo Almirante			X
Troy Alstead(1)	X		X(2)
Orlando D. Ashford	X	X(2)
Brad Forth(3)(4)	X(2)
Kevin Hostetler(3)
Jayanthi Iyengar	X
Tracy Jokinen(1)			X
Bilal Khan		X
Gerrard Schmid(3)		X	X

1.	Audit Committee Financial Expert.
2.	Committee Chair.
3.	Nominated for re-election at the 2023 Annual Meeting of stockholders. See Proposal 1.
4.	Board Chair.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	16

AUDIT COMMITTEE

Our Audit Committee is composed of Paulo Almirante, Troy Alstead, Tracy Jokinen and Gerrard Schmid, with Mr. Alstead serving as Chair of the committee. The composition of our Audit Committee currently meets the requirements for independence under current rules and regulations of the SEC and Nasdaq. Our Board has determined that Troy Alstead and Tracy Jokinen each qualify as an “audit committee financial expert” as defined by applicable federal securities laws and regulations and has the requisite financial sophistication as defined under the applicable Nasdaq rules.

The Audit Committee is responsible for, among other matters: (1) appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm; (2) discussing with our independent registered public accounting firm its independence from us; (3) reviewing with our independent registered public accounting firm the matters required to be reviewed by applicable auditing requirements; (4) approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm; (5) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC; (6) reviewing and monitoring our internal controls, disclosure controls and procedures and compliance with legal and regulatory requirements; (7) reviewing and approving related party transactions; and (8) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls, auditing and federal securities law matters.

During the year ended December 31, 2022, the Audit Committee met 14 times. The report of the Audit Committee is included in this proxy statement under “Audit Committee Report.”

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Our Nominating and Corporate Governance Committee is composed of Troy Alstead, Orlando Ashford, Brad Forth and Jayanthi Iyengar, with Mr. Forth serving as Chair of the committee. The composition of our Nominating and Corporate Governance Committee currently meets the requirements for independence under current rules and regulations of the SEC and Nasdaq.

The Nominating and Corporate Governance Committee is responsible for, among other matters: (1) identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board; (2) overseeing the organization of our Board to discharge the board’s duties and responsibilities properly and efficiently; (3) developing and recommending to our Board a set of corporate governance guidelines and principles; (4) overseeing the Company’s ESG-related efforts; and (5) developing and recommending to our Board a CEO succession plan.

In considering whether to recommend any particular candidate for inclusion in our Board’s slate of recommended director nominees, our Nominating and Corporate Governance Committee takes into account each candidate’s ability, judgment and diversity, including gender, racial and ethnic diversity, age, skills, experience, including business, financial and academic backgrounds, and such other factors as it deems appropriate, as well as the overall diversity and composition of our Board. We also value experience on other public company boards of directors and board committees.

The biography for each of the director nominees included herein indicate each nominee’s experience, qualifications, attributes and skills that led our nominating and corporate governance committee and our Board to conclude each such director should continue to serve as a director of our Company. Our Nominating and Corporate Governance Committee and our Board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group possess the skill sets and specific experience desired of our Board as a whole.

During the year ended December 31, 2022, the Nominating and Corporate Governance Committee met four times.

HUMAN CAPITAL COMMITTEE

Our Human Capital Committee is composed of Orlando D. Ashford, Bilal Khan and Gerrard Schmid, with Mr. Ashford serving as Chair of the committee. The composition of our Human Capital Committee currently meets the requirements for independence under current rules and regulations of the SEC and Nasdaq. Each member of the Human Capital Committee is also a “non-employee director,” as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.

The Human Capital Committee is responsible for, among other matters: (1) reviewing officer and executive compensation goals, policies, plans and programs; (2) reviewing and approving or recommending to our Board or the independent directors, as applicable, the compensation of our directors, Chief Executive Officer and other executive officers; (3) reviewing and approving employment agreements and other similar arrangements between us and our officers and other key executives; (4) appointing and overseeing any compensation consultants; and (5) assisting the Board in human capital management, including corporate culture, diversity and inclusion, recruiting, retention, talent management, and career development. In addition, the Human Capital Committee may delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as it deems appropriate, so long as any such committee is comprised entirely of independent directors and has a written charter.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	17

During the year ended December 31, 2022, the Human Capital Committee met seven times.

COMPENSATION CONSULTANT

The Human Capital Committee has engaged Pay Governance as its independent compensation consultant. Pay Governance provides analysis and recommendations to the Human Capital Committee regarding:

●	trends and emerging topics with respect to executive compensation;
●	peer group selection for executive compensation benchmarking;
●	compensation practices of our peer group;
●	compensation programs for our executive officers, directors and employees; and
●	stock utilization and related metrics.

When requested, Pay Governance consultants attend meetings of the Human Capital Committee, including executive sessions in which executive compensation related matters are discussed without the presence of management. Pay Governance reports to the Human Capital Committee and not to management, although Pay Governance meets with management for the purpose of gathering information for its analyses and recommendations.

In determining to engage Pay Governance, the Human Capital Committee considered the relevant independence factors under Nasdaq rules. All of Pay Governance’s services in 2022 pertained to executive compensation consulting services to the Human Capital Committee. Pay Governance did not provide any direct services to management.

HUMAN CAPITAL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of our Human Capital Committee has at any time during the prior fiscal year been one of our executive officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more executive officers serving as a member of our Board or Human Capital Committee.

CODE OF BUSINESS CONDUCT AND ETHICS

We adopted, effective upon the consummation of our initial public offering (“IPO”), a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. A copy of the Code of Business Conduct and Ethics is available on our website at ir.arraytechinc.com. We intend to make any disclosures regarding amendments to, or waivers from, the Code of Business Conduct and Ethics required under Form 8-K by posting such information on our website.

POLICY AGAINST HEDGING OF STOCK

Our insider trading policy prohibits our directors, officers and employees from entering into hedging transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, because such transactions may permit a director, officer or employee to continue to own securities obtained through our employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the individual may no longer have the same objectives as our other stockholders.

BOARD AND COMMITTEE ANNUAL PERFORMANCE REVIEWS

Our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee is responsible for reporting annually to the Board an evaluation of the overall performance of the Board based on individual peer and self-evaluations of our directors. In addition, the written charters of the Audit Committee, Human Capital Committee and Nominating and Corporate Governance Committee provide that each such committee shall evaluate its performance on an annual basis using criteria that it has developed and shall report to the Board on its findings.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	18

EXECUTIVE OFFICERS

Below is a list of the names, ages as of March 31, 2023 and positions, and a brief account of the business experience of the individuals who serve as our executive officers.

NAME	AGE	POSITION(S) HELD
Kevin Hostetler	54	Chief Executive Officer, Director
Nipul Patel	52	Chief Financial Officer
Tyson Hottinger	42	Chief Legal Officer
Neil Manning	52	Chief Operations Officer
Travis Rose	49	Chief Revenue Officer
Erica Brinker	45	Chief Commercial Officer
Terrance Collins	54	Chief Human Resources Officer

EXECUTIVE OFFICER BIOGRAPHIES

Kevin Hostetler’s biography is included under “Director Biographies” above.

Nipul Patel joined the Company as Chief Financial Officer in April 2019. Prior to joining the Company, Mr. Patel served as Vice President Finance, FP&A and Solutions at Benchmark Electronics from July 2018 to April 2019 and Vice President Global Finance—Financial Planning and Analysis at Avnet from December 2013 to June 2018. Prior to joining Avnet, Mr. Patel served as Director of Finance, Marketing and Product Management for Honeywell International from March 2007 to December 2013. Mr. Patel holds a Bachelor of Science degree in accountancy from Miami University and earned an M.B.A. from Case Western Reserve University.

Tyson Hottinger joined the Company in June 2021 as Chief Legal Officer from Maschoff Brennan, where he represented technology and manufacturing companies while serving as a member of the executive management committee, as well as deputy general counsel and a managing shareholder since 2011. Throughout his career, Mr. Hottinger has served as a trusted strategist for clients ranging from startups to large, established companies with experience driving strategic initiatives, identifying growth opportunities, and managing international legal strategies. Mr. Hottinger holds a bachelor’s degree in finance from the University of Utah and a J.D. from the University of Utah’s S.J. Quinney College of Law.

Neil Manning joined the Company as Chief Operations Officer in January 2023. Mr. Manning leads Array’s global integrated supply chain strategy including procurement, manufacturing operations, logistics, planning, quality and business systems. He joined Array from Rotork plc where he served as Managing Director of Oil & Gas from November 2020 to January 2023 and Group Director of Rotork’s Site Services Business from November 2018 to November 2020. From March 2018 to November 2018, Mr. Manning was Senior Vice President at Velocitel, a wireless infrastructure services company where he led site development services. Prior to this, Neil led SiteSafe, a field services company, through a multi-year turnaround. Earlier in his career, Mr. Manning headed Business Development and Operations teams at Corning, an optical glass manufacturer, and Sprint Nextel, a telecommunications company. Mr. Manning holds a bachelor’s degree in Mechanical Engineering from Rensselaer Polytechnic Institute and an M.B.A. from Virginia Tech.

Travis Rose joined the Company in April 2017 as Vice President of Sales for North America before being appointed to his current role as Chief Revenue Officer in January 2022. Mr. Rose is responsible for sales as well as global applications engineering. Mr. Rose brings 25 years of sales and commercial experience. Prior to joining Array, Mr. Rose led sales for SMA America, a global market leader in solar inverters from November 2012 to April 2017. He has also held various leadership roles within the solar industry. Mr. Rose holds a bachelor’s degree in business administration from the University of Texas and an M.B.A. from Colorado State University.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	19

Erica Brinker joined the Company in May 2021 as Chief Marketing Officer before being appointed to her current role as Chief Commercial Officer in January 2022. With over 20 years of diverse marketing, brand management, corporate communications and business development experience, Ms. Brinker joins Array from Honeywell International, where she served most recently as Chief Marketing Officer, Vice President Marketing & Sales Excellence from June 2020 to July 2021 and Vice President of Global Brand Marketing from December 2017 to June 2020. Ms. Brinker also led business development for the Services, Software and Connectivity business of Honeywell Aerospace. Prior to joining Honeywell in 2011, Brinker held various leadership roles within software, technology, industrial, healthcare, aerospace, retail and hospitality companies with brands including Polo Ralph Lauren, Tiffany & Company and Kate Spade. Ms. Brinker holds a bachelor’s degree from Pennsylvania State University and an M.B.A. from the Thunderbird School of Global Management at Arizona State University.

Terrance Collins has been our Chief Human Resources Officer since August 2022. Mr. Collins oversees all aspects of human resources including recruitment and succession planning, learning and development, recognition and retention, diversity and inclusion, and total rewards. He has more than 25 years of experience in human resources and cross-functional leadership positions in multiple industries including global manufacturing, wireless technology, engineered products, professional services, and wholesale distribution. Before joining Array, Terrance served from April 2018 to August 2022 as Executive Vice President of HR for Manitowoc Company, a global manufacturer of cranes and lifting equipment. He has also held leadership positions at FDH Velocitel, Zebra Technologies, IDEX Corporation, and US Foods. He holds a Business Administration degree from Towson University.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	20

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis, “Named Executive Officers” or “NEOs” refers to the following executive officers:

NAMED EXECUTIVE OFFICER(1)	TITLE
Kevin Hostetler(2)	Chief Executive Officer
James Fusaro(3)	Former Chief Executive Officer
Nipul Patel	Chief Financial Officer
Terrance Collins(4)	Chief Human Resources Officer
Tyson Hottinger	Chief Legal Officer
Travis Rose(5)	Chief Revenue Officer

1.

For fiscal year 2022, the compensation packages for Erica Brinker and Travis Rose were identical; however, Mr. Rose received his final commission award for his achievements in his prior role as Vice President of Sales, which is reflected in the Summary Compensation Table beginning on p. 34 under “Non-Equity Incentive Plan Compensation.” As a result, Ms. Brinker was not included as a NEO for 2022.

2.	Mr. Hostetler joined the Company as Chief Executive Officer on April 18, 2022.
3.	Mr. Fusaro terminated employment with the Company on April 18, 2022.
4.	Mr. Collins joined the Company as Chief Human Resources Officer on August 1, 2022.
5.	Mr. Rose was appointed Chief Revenue Officer on January 12, 2022.

CHIEF EXECUTIVE OFFICER TRANSITION

On April 5, 2022, we announced that Mr. Fusaro, our then Chief Executive Officer, would terminate his employment as Chief Executive Officer and cease serving as a member of the Board, effective as of April 18, 2022. We determined that his termination was a termination by mutual agreement that qualified as an involuntary termination under the Company’s executive severance and change in control plan (the “Severance Policy”) and provided the separation payments to Mr. Fusaro as described below under “Potential Payments upon Termination or Change in Control.”

On this same date, we also announced that Mr. Hostetler was appointed our new Chief Executive Officer, effective April 18, 2022. In connection with Mr. Hostetler’s appointment, we entered into an offer letter (“Offer Letter”) with him setting forth certain terms of his employment with the Company commencing April 18, 2022. Under the terms of the Offer Letter, Mr. Hostetler is entitled to receive (i) an initial annual base salary of $850,000, (ii) an annual incentive bonus at a target level of 125% of his base salary, based on the achievement of the Company’s corporate objectives and Mr. Hostetler’s individual objectives, in each case, as established by the Board or the Human Capital Committee, (iii) a one-time sign-on bonus of $1,000,000, payable on Mr. Hostetler’s first regularly scheduled payroll, subject to certain time-based repayment requirements in the event Mr. Hostetler’s employment is terminated for cause or Mr. Hostetler resigns without good reason (each as defined in the Offer Letter), and (iv) a one-time relocation bonus of $200,000 to assist with certain relocation expenses, payable with Mr. Hostetler’s first regularly scheduled payroll, subject to certain time-based repayment requirements in the event Mr. Hostetler’s employment is terminated for cause or Mr. Hostetler resigns without good reason.

The Offer Letter also provides that Mr. Hostetler is eligible to receive an annual grant under our 2020 Long-Term Incentive Plan, in the discretion of the Board or the Human Capital Committee, as well as an initial equity grant under the 2020 Long-Term Incentive Plan upon the commencement of his employment, with an approximate value of $3,200,000 (the “Initial Equity Grant”). Sixty percent of the Initial Equity Grant was granted in the form of performance stock units (“PSUs”) and forty percent of the Initial Equity Grant was in the form of restricted stock units (“RSUs”), as further described below under “Long-Term Incentive Awards”.

Mr. Hostetler is entitled to severance upon the termination of his employment in certain circumstances pursuant to our executive severance and change in control plan (the “Severance Policy”).

In determining the compensation payable to Mr. Hostetler in connection with his commencement of employment with us, our Human Capital Committee reviewed compensation peer group data provided by Pay Governance, as described below, the

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	21

value of incentives that Mr. Hostetler was forfeiting at his prior employer as well as his experience and expected contributions to the Company.

COMPENSATION BEST PRACTICES AND POLICIES

Our executive compensation program reflects our commitment to best practices in compensation governance and alignment of pay with Company performance, while allowing us to attract and retain highly-qualified executives. Our program is designed to motivate our executives to achieve important business objectives and to reward them for creating long-term value for our stockholders by delivering superior operational and financial performance.

We believe our executive compensation program includes features that effectively align the interests of our executives with those of our stockholders and does not include features that may result in misalignment. Important features of our executive compensation program are provided in the following table:

WHAT WE DO
We do conduct an annual review of our compensation strategy, including a risk assessment of our executive compensation practices
We do maintain a compensation philosophy that generally targets total direct compensation for our NEOs within a competitive market range of the market 50th percentile
We do maintain clawback provisions for our short- and long-term incentive awards that allow for the forfeiture or recovery of stock or bonuses paid or payable in the event of a restatement of financial results due to misconduct or miscalculation of performance results for incentive payouts
We do base short-term and long-term incentive awards primarily on quantitative metrics, including a mix of absolute and relative metrics
We do maintain compensation plans designed to align our executive compensation program with long-term stockholder interests, including maintaining robust stock ownership guidelines for our executives and our Board
We do retain an independent compensation consultant that does not perform any services for management (retained by and reporting to our Human Capital Committee)

WHAT WE DON’T DO
We don’t allow our executives to hedge, sell short or hold derivative instruments tied to our shares (other than compensatory options issued by us)
We don’t allow our executives or directors to pledge Company shares
We don’t provide for tax gross-ups of our change of control agreements
We don’t provide for liberal share counting in our 2020 Long-Term Incentive Plan
We don’t allow repricing of underwater stock options without stockholder approval
We don’t provide any significant perquisites to our NEOs

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	22

THE ROLE OF OUR HUMAN CAPITAL COMMITTEE

Our executive compensation program is administered by our Human Capital Committee. All the members of our Human Capital Committee are independent as required by Nasdaq and are “non-employee directors” as defined by Rule 16b-3 under the Exchange Act. Our Human Capital Committee currently consists of three members: Orlando D. Ashford (Chair), Bilal Khan and Gerrard Schmid. Our Human Capital Committee’s responsibilities include, among other things, the following:

●	reviewing and approving Company goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of those goals and objectives, and approving the Chief Executive Officer’s compensation level based on this evaluation;
●	determining and approving the compensation of all executive officers, including our Named Executive Officers;
●	reviewing and making recommendations to the Board regarding the adoption and amendment of incentive compensation and equity-based plans;
●	administering the Company’s incentive compensation and equity-based plans, including designation of employees to whom awards will be granted, the amount of the award or equity to be granted, and the terms and conditions applicable to each award or grant;
●	reviewing and approving the Company’s non-equity-based benefit plans;
●	reviewing and discussing with management the Company’s compensation policies and practices to produce our Human Capital Committee report included in this proxy statement;
●	determining stock ownership guidelines for the Chief Executive Officer and other executive officers and monitoring compliance with such guidelines;
●	reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking;
●	reviewing and recommending to the Board for approval the frequency with which the Company will conduct an advisory stockholder vote on executive compensation required by Section 14A of the Exchange Act;
●	reviewing annually all director compensation and benefits for service on the Board and committees of the Board and recommending any changes to the Board as necessary; and
●	performing such general oversight and investigation functions related to Company compensation inherent to the responsibilities designated in our Human Capital Committee’s charter or set forth in resolutions of our Board.

THE ROLE OF MANAGEMENT

Although the Human Capital Committee has the responsibility to approve compensation for our NEOs, management also plays a role in the executive compensation process. Specifically, our Chief Executive Officer is involved in the design and implementation of our executive compensation program as it applies to his direct reports. He is typically present at Human Capital Committee meetings, except that he is not present when the Human Capital Committee deliberates or votes on his compensation arrangements in executive session. Our Chief Executive Officer reviews the individual performance of each executive officer annually and makes recommendations to our Human Capital Committee regarding their compensation arrangements.

THE ROLE OF THE COMPENSATION CONSULTANT

Our Human Capital Committee has the authority, in its sole discretion, to retain and terminate compensation consultants, outside legal counsel and other advisors as it deems necessary to fulfill its duties and responsibilities under its charter. The Human Capital Committee retained Pay Governance to serve as its independent compensation consultant for fiscal year 2022. Pay Governance provides analysis and recommendations to the Human Capital Committee regarding: (i) trends and emerging topics with respect to executive compensation; (ii) peer group selection for executive compensation benchmarking; (iii) compensation practices of our peer group, (iv) compensation offers and programs for our executive officers (including our Chief Executive Officer), non-employee director programs, and equity-based compensation programs for our employees; and (v) stock utilization and related metrics. The Human Capital Committee has the sole authority to modify or approve Pay Governance’s compensation, determine the nature and scope of its services, evaluate its performance, terminate its engagement, and hire a replacement or additional consultant at any time. No other consulting firm made recommendations to the Human Capital Committee or management on the peer group composition or on the form, amount or design of executive compensation in fiscal year 2022.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	23

Pay Governance consultants regularly attend meetings of the Human Capital Committee, including executive sessions in which executive compensation related matters are discussed without the presence of management. In 2022, Pay Governance attended all regularly scheduled and special meetings of the Human Capital Committee. Pay Governance reports to the Human Capital Committee and not to management, although Pay Governance meets with management for purposes of gathering information for its analyses and recommendations. The Human Capital Committee reviewed the independence of Pay Governance and concluded that it is independent and that its work for the Human Capital Committee does not raise any conflicts of interest.

COMPENSATION PHILOSOPHY AND OBJECTIVES

As we continue to mature, the objective of the Array executive compensation program, and the Company’s Total Rewards philosophy, remains to align the interests and activities of the senior leadership team with the interests of our shareholders. The program is constructed with the flexibility to be competitive and motivational for our executive team members, while being subject to the centralized design, approval, and control of our Human Capital Committee with the following elements:

Periodically, our Human Capital Committee reviews the objectives and components of our executive compensation program to ensure they are appropriate and achieve their intended purpose, while allowing us to keep compensation costs manageable. To establish compensation parameters for our executive officers, including our Named Executive Officers, our Human Capital Committee evaluated the information provided by our compensation consultant relative to a compensation peer group (discussed below), including each element of compensation separately and the target total direct compensation (the combined value of annual base salary, target annual incentives and long-term incentive grants (at target, with respect to performance-based awards)) for each executive officer.

It is our belief that while the market 50th percentile generally represents a desirable benchmark for each of the components of our compensation program at target, with respect to annual incentives and long-term incentives, an individual component as well as the combined value represented by total direct compensation may exceed the market 50th percentile, in the event of strong Company or individual performance. Due to the performance-based structure of the target compensation opportunity provided to our Named Executive Officers, the actual value of compensation delivered to our executives may be higher or lower than target based on Company and individual performance. Our Human Capital Committee determined that our process for determining executive compensation is aligned with stockholder interests with the majority of executive pay being at risk and contingent on Company performance.

CONSIDERATIONS

In making compensation determinations relative to our executive officers, our Human Capital Committee takes into account the following important considerations:

COMPANY RESULTS

We believe that the compensation provided to our executive officers should be closely related to the Company’s overall results as measured against goals approved by our Board each year. Our Human Capital Committee evaluates each individual executive officer’s overall contribution to the Company’s ongoing and long-term performance and approves performance targets, which include financial and operational measures. The Human Capital Committee also establishes incentive compensation targets for each individual executive officer, expressed as a percentage of annual base salary. Compensation targets are correlated with competitive market data and provide for differentiation in job responsibilities.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	24

INDIVIDUAL PERFORMANCE

At the beginning of fiscal year 2022, our Human Capital Committee considered individual performance objectives for each executive officer based upon the responsibilities assigned to each executive. These objectives included both objective factors such as the executive’s role in achieving the goals and metrics considered in the formula-based portion of the bonus discussed below, as well as subjective factors such as overall corporate results, service and operational excellence, and the extent to which the executive has created a culture of problem-solving and employee retention.

COMPETITIVE BENCHMARKING

Our Human Capital Committee considers competitive industry data in making executive pay determinations and utilizes an executive compensation benchmarking peer group of companies (“compensation peer group”) comprised of companies our Human Capital Committee considers to be appropriate for benchmarking compensation. For the fiscal year ended December 31, 2022, the compensation peer group included 18 companies:

●	Enphase Energy, Inc.;
●	ESCO Technologies Inc.;
●	First Solar, Inc.;
●	Franklin Electric Co., Inc.;
●	FTC Solar, Inc.;
●	Generac Holdings Inc.;
●	Gibraltar Industries, Inc.;
●	Lindsay Corporation;
●	Littelfuse, Inc.;
●	Novanta Inc.;
●	Power Integrations, Inc.;
●	Shoals Technologies Group, Inc.;
●	SolarEdge Technologies, Inc.;
●	SolarWinds Corporation;
●	SunPower Corporation;
●	Sunrun Inc.;
●	Trimble Inc.; and
●	The Timken Company.

For fiscal year 2023, the compensation peer group was reviewed and evaluated by the Human Capital Committee with the input of Pay Governance. Based on an analysis by Pay Governance, the Human Capital Committee decided to remove Trimble Inc. from the compensation peer group for 2023. Also based on an analysis by Pay Governance, the Human Capital Committee determined that a peer group of seventeen companies for 2023 was within the typical range and large enough to provide stable market data. As a result, no companies were added to the peer group for 2023.

The Human Capital Committee will review and refine the compensation peer group periodically to reflect the Company’s growth, evolving business model and other relevant factors.

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

In order to achieve the objectives of our executive compensation program, we have developed a balanced compensation package consisting of base salary, annual incentive bonus and long-term incentive stock awards. The Human Capital Committee reviews these elements in the first quarter of each year in light of Company and individual performance, recommendations from management and other relevant information, including prior compensation history and outstanding long-term compensation arrangements. From time to time, our Human Capital Committee may vary the composition and structure of the compensation program, the allocation among components and the criteria associated with each component. The incorporation of cash and equity elements in our executive compensation program is intended to balance the reward associated with short-term performance with the potential for achieving longer term results, as well as to support effective retention. Our Human Capital Committee reviews the components of our compensation program together to determine the appropriate mix of compensation, including the level of fixed versus variable compensation and the percentage of compensation that is performance-based. Our Human Capital Committee utilized information provided by Pay Governance in analyzing each component and the mix of these

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	25

components as compared to our compensation peer group. Each one of these elements of compensation serves a particular purpose, as discussed below.

For 2022, our executive compensation program consisted of three components:

•   base salaries;

•   annual incentive bonuses; and

•   long-term stock-based incentive compensation.

In addition, Mr. Hostetler received a one-time sign-on bonus and a one-time relocation bonus in connection with his commencement of employment and each of our Named Executive Officers is provided with severance protections, including “double trigger” severance in connection with a change in control of the Company.

For 2022, the target pay mix for our Chief Executive Officer and for all other Named Executive Officers was predominantly comprised of at-risk compensation, as the overwhelming majority of target pay was in the form of the annual bonus opportunity and long-term stock-based incentive compensation.

CEO 2022 TARGET PAY MIX(1)	OTHER NEOS - AVERAGE 2022 TARGET PAY MIX

1.	Excludes one-time cash payment of $1,000,000 and relocation payment of $200,000 made to Mr. Hostetler in connection with this appointment as our Chief Executive officer on April 18, 2022.

BASE SALARIES

Base salaries compensate our executive officers for services rendered and are set in proportion to the job responsibilities of each individual. An executive officer’s base salary is initially determined upon hire or promotion based on the executive officer’s responsibilities, prior experience and the base salaries of similarly situated executives at companies in our compensation peer group. The salaries of our executive officers are generally reviewed following the end of each fiscal year and are eligible for adjustment in recognition of individual performance and to reflect our desired position in the competitive market. We seek to compensate for market movement of salaries in our compensation peer group, utilizing data provided by Pay Governance relative to peer group practices, general industry compensation surveys and competitive trends.

The following are the base salaries for our Named Executive Officers for the 2022 calendar year.

NAME	2022 BASE SALARY ($)
Kevin Hostetler(1)	850,000
James Fusaro	650,000
Nipul Patel	385,000
Terrance Collins(2)	400,000
Tyson Hottinger	350,000
Travis Rose(3)	325,000

1.	The base salary amount for Mr. Hostetler was effective upon the commencement of his employment with us on April 18, 2022.
2.	The base salary amount for Mr. Collins was effective upon the commencement of his employment with us on August 1, 2022.
3.	The base salary amount for Mr. Rose was effective January 12, 2022 upon his appointment to the role of Chief Revenue Officer.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	26

Other than Mr. Rose, who received a salary adjustment related to his transition into the role of Chief Revenue Officer, none of our executive officers received any salary increases in 2022.

Changes for 2023. In early 2023, our Human Capital Committee conducted its annual review of our executive team’s compensation, including evaluating their performance and reviewing external compensation benchmarking information provided by Pay Governance. Based on its review, our Human Capital Committee approved the following base salaries for 2023 for our currently employed Named Executive Officers:

NAME(1)	2023 BASE SALARY ($)	% CHANGE
Kevin Hostetler	850,000	0%
Nipul Patel	385,000	0%
Terrance Collins	410,000	2.5%
Tyson Hottinger	375,000	7.5%
Travis Rose	339,625	4.5%

ANNUAL INCENTIVE BONUSES

We maintain a leadership incentive plan (the “LIP”) under which our Named Executive Officers are eligible to receive an annual cash incentive bonus based on financial, operational, and individual achievements during the prior fiscal year that are intended to support the Company’s approved goals and metrics, encouraging further individual contributions to stockholder value.

The graphic below illustrates how the bonus is calculated in the fiscal year 2022 LIP design, including the weighting of the corporate metrics.

FISCAL YEAR 2022 PLAN DESIGN

1.	As defined below.

For 2022, annual incentive bonus payouts under the LIP could range from 50% of target (at threshold performance) to 100% of target (at target performance) to 150% of target (at stretch performance). Performance below Threshold would result in a payout of 0%. In all cases, payouts were subject to a maximum of 150% of target.

The fiscal year 2022 target annual incentive opportunities were determined by our Human Capital Committee as a percentage of annual base salary in the range of competitive target bonus amounts for companies in our compensation peer group. Target annual incentive opportunities are subject to review based on market movement as well as to pro-rata adjustment due to promotions occurring during the fiscal year or other relevant changes in job responsibilities. The following were the target annual incentive opportunities represented as a percentage of annual base salaries for each of the Named Executive Officers:

NAME	% OF BASE SALARY
Kevin Hostetler	125%
James Fusaro(1)	100%
Nipul Patel	60%
Terrance Collins	60%
Tyson Hottinger	60%
Travis Rose	50%

1.	Mr. Fusaro terminated his employment with the Company on April 18, 2022 and was not eligible to participate in the 2022 LIP.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	27

Our Human Capital Committee structured the annual incentive bonus to be formulaic and directly linked to the achievement of Company-wide goals and metrics and individual objectives approved by our Board. The final determinations of the amount of annual incentive bonus earned are based upon the extent to which results for the fiscal year met, failed to meet, or exceeded our established goals and metrics.

GOALS AND METRICS

In determining the goals and metrics for fiscal year 2022, the Human Capital Committee based the metrics on the Company’s budget as approved by our Board. Each metric was associated with a threshold, target and a stretch level of possible achievement. Each performance measure also was assigned a weighting factor to reflect the Company’s goals and priorities as interpreted by our Human Capital Committee. In consultation with Pay Governance, our Human Capital Committee established for each metric threshold, target, and stretch level of objectives and related levels of payment opportunities. These levels of achievement represent the minimum, target and maximum payout opportunity for each metric. In the event the threshold performance level is not met for a metric, none of the bonus is earned for that metric. Similarly, achieving the stretch performance level earns the maximum percentage for a metric. In the event that a metric was achieved at a level between threshold and target or target and maximum, our Human Capital Committee makes a linear interpolation to determine the bonus earned for that metric.

METRIC	WEIGHT (%)	THRESHOLD ($)	TARGET ($)	STRETCH ($)
EBITDA	50	75M	88M	101M
Cash Conversion Cycle (days)	30	114	95	76
STI Integration Success	10
Individual Performance Goals	10

EBITDA. Earnings Before Interest, Taxes, Depreciation and Amortization, or EBITDA, is a core measure of our profitability that considers both top line revenue performance and cost management and represents a key performance metric that our stockholders utilize to measure our performance. For 2022, the Human Capital Committee analyzed EBITDA of the Array Legacy Operations segment.

Cash Conversion Cycle. Cash Conversion Cycle, or CCC, measures the efficiency of our capital allocation and represents the number of days it takes for us to convert sales into cash flow, and it also represents a key performance metric that our stockholders regularly analyze to assess our performance.

EVALUATION OF PERFORMANCE RESULTS

For fiscal year 2022, our Human Capital Committee reviewed the Company’s overall results against approved corporate performance targets as follows:

CORPORATE PERFORMANCE PORTION OF THE ANNUAL INCENTIVE BONUS

In February 2023, our Human Capital Committee completed the evaluation of our results and the weighting of metrics discussed above to ensure that the corporate performance portion of the incentive bonus determinations was appropriate and commensurate with actual performance as it related to such metric. The corporate performance portion of the incentive bonus determinations for fiscal year 2022 for Named Executive Officers was as follows:

		METRIC PERFORMANCE SCALE
METRIC	WEIGHT (%)	THRESHOLD ($)	TARGET ($)	STRETCH ($)	PERFORMANCE LEVEL ACHIEVED	PERFORMANCE LEVEL PAYOUT (%)	WEIGHTED PAYOUT (%)
EBITDA	50	75M	88M	101M	Above Target	115	58
Cash Conversion Cycle (days)	30	114	95	76	Above Target	111	33

STI INTEGRATION SUCCESS

For 2022, given the importance of the Company’s acquisition of Soluciones Técnicas Integrales Norland, S.L. (“STI Norland”), the Human Capital Committee determined that it was appropriate to base a portion of the 2022 incentive bonus amount on metrics related to the integration of STI Norland. Achievement of activities in pursuit of a successful integration of the STI Norland business was measured 40% based on Achievement of Financial Targets and 60% on our Integration Effectiveness. The table below shows the detailed metrics and our achievement against each.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	28

METRIC	WEIGHT (%)	GOALS	PERFORMANCE	ACHIEVEMENT (%)	WEIGHTED PAYOUT (%)
Achievement of Financial Targets	40
Adjusted EBITDA ($M)(1)	20	47M	35M	0	0
Synergy Savings ($M)	20	7M	5M	0	0
Integration Effectiveness	60
Deliver a GTM with product positioning	20		N	0	0
Demonstrate SOX Readiness	20		N	0	0
Establish Finance MOS	20		Y	100	2

1.	For fiscal year 2022, Adjusted EBITDA for STI Norland excludes (i) costs related to professional fees incurred related to the integration of STI Norland with Array and (ii) executive transition and payroll related costs that STI Norland does not anticipate repeating in the future.

Based on the table above, STI Integration Success accounted for two percent of the overall bonus payment made to NEOs and executive leaders.

INDIVIDUAL PERFORMANCE PORTION OF ANNUAL INCENTIVE BONUS

For fiscal year 2022, our Human Capital Committee considered the individual performance of each executive officer against both their individual goals and the objectives established at the beginning of the year (or, for Mr. Hostetler, at the time he was hired). Given the degree of interdependency on necessary to achieve these individual goals, our Chief Executive Officer recommended, and the Human Capital Committee concurred, that all executive officers would receive the same achievement equivalent to 85% of the target individual objective weight. The resultant weighted payment was equal to eight-point-five (8.5) percent of the total leadership incentive payment.

FINAL 2022 BONUS DETERMINATION

For fiscal year 2022, the Human Capital Committee considered the Company’s fiscal year results as compared to the objectives set early in the year and the strategic steps taken by management to position the Company for success, to enhance stockholder value and to ensure continued improvement in the Company’s financial performance. While our executive team attained significant achievements in 2022, notably higher than planned EBITDA and better than planned Cash Conversion, to promote a sense of shared responsibility and team alignment, our Chief Executive Officer recommended and our Human Capital Committee concurred, that all executive officers would receive a bonus award of 100.5% of their target incentive award, reduced from 102.9% they were entitled to under the Company’s LIP design. This reduction aligns executive officer awards with those of the broader employee population for 2022.

LONG-TERM STOCK INCENTIVE AWARDS

Our Human Capital Committee considers stock ownership by management through stock-based compensation arrangements beneficial in aligning management’s and stockholders’ interests. Under the provisions of our 2020 Long-Term Incentive Plan (the “2020 Plan”), our Human Capital Committee has the ability to grant stock and stock-based awards, including RSUs and PSUs to our employees, including our Named Executive Officers, non-employee directors and consultants.

Our Human Capital Committee grants long-term incentive awards to our executive officers, including our Named Executive Officers, in line with competitive market norms based upon each officer’s performance in a fiscal year. These awards are primarily designed to tie a substantial portion of each executive officer’s compensation to longer-term future performance of the Company and to support the compensation philosophy adopted by our Human Capital Committee. The grant determinations are made by our Human Capital Committee using, as a reference, the relevant competitive market information and recommendations provided to our Human Capital Committee by Pay Governance, in order to provide an appropriate level of target total direct compensation compared to compensation of executive officers in our compensation peer group. Our Human Capital Committee sets the individual grant values to reflect (a) the level of responsibility and individual contribution of each executive officer and their potential impact on the long-term success of the business, (b) a desire to maintain or set, as applicable, a market-competitive compensation package for each officer, and (c) talent retention considerations, as appropriate.

To determine long-term incentive awards granted in a year, our Human Capital Committee first approves a target aggregate grant date fair value to be awarded to each Named Executive Officer. The target aggregate grant date fair value is then allocated among the types of awards granted for such year.

FISCAL YEAR 2022 LONG-TERM INCENTIVE AWARD GRANTS

In fiscal year 2022, the Human Capital Committee approved equity awards to executive officers comprised of PSUs (60%) (based on target level of performance) and RSUs (40%).

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	29

The Human Capital Committee approved long-term incentive awards for fiscal year 2022 to our Named Executive Officers as follows:

NAME	TARGET AGGREGATE GRANT DATE FAIR VALUE ($)	RESTRICTED STOCK UNITS ($)(1)	PERFORMANCE STOCK UNITS ($)(2)
Kevin Hostetler	3,199,996	1,280,005	1,919,990
James Fusaro	—	—	—
Nipul Patel	1,150,005	460,005	690,000
Terrance Collins	665,853	423,000	242,853
Tyson Hottinger	899,997	359,997	540,000
Travis Rose	599,993	299,994	300,000

1.	For fiscal year 2022, the number of RSUs awarded was determined by dividing the target aggregate grant date fair value of the award by our closing stock price on the date of grant.
2.	For fiscal year 2022, the number of PSUs (at target) awarded was determined by dividing the target aggregate grant date fair value of the award by our closing stock price on the date of grant.

In 2022, Mr. Hostetler and Mr. Collins each received new hire stock grants to induce them to join the Company and to, in part, mitigate the economic impact with respect to the forfeiture of outstanding awards when they terminated their prior employment. Effective April 18, 2022, the grant date fair value of Mr. Hostetler’s new hire grant was approximately $3,200,000, 60% of which was in the form of PSUs and 40% of which was in the form of RSUs. Effective August 1, 2022, the grant date fair value of Mr. Collins’s new hire grant was approximately $480,000, 50% of which was in the form of PSUs and 50% of which was in the form of RSUs. In both cases, the PSUs are subject to cliff vesting after a three-year performance period (fiscal years 2022 to 2024) and contingent upon the achievement of certain Company performance criteria determined by the Board or the Human Capital Committee thereof and set forth in the award agreement evidencing the PSUs, and the RSUs are subject to vesting in three equal annual installments beginning on the first anniversary of the grant date, in each case subject to the recipient’s continued employment with the Company through the applicable vesting date. These PSUs and RSUs are subject to the 2020 Plan and the terms of the award agreements evidencing such awards. See the subsection entitled “PSUs” below for further information regarding the performance criteria underlying the PSUs. Additionally, Mr. Collins received an additional RSU grant on the same date, August 1, 2022, with a grant date fair value of approximately $180,000 made completely in the form of RSUs, which vested 100% on March 15, 2023, subject to his continued employment with the Company through said vesting date, to align with the vesting schedule of certain awards forfeited when he terminated his prior employment.

RSUs

The RSUs granted to our Named Executive Officers in 2022 other than the additional RSU grant to Mr. Collins described above, vest in one-third increments on each of the first three anniversaries of the date of grant, generally subject to the Named Executive Officer’s continued employment through the applicable vesting date.

All outstanding and unvested RSUs will vest upon a qualifying termination in connection with change in control (as defined in the 2020 Plan) or in the event that the officer’s employment is terminated due to his death or disability.

PSUs

The PSUs granted to our Named Executive Officers in 2022 vest on the third anniversary of the date of grant, subject to the achievement of corporate financial results and relative market performance over the 2022-2024 performance period, and generally subject to the Named Executive Officer’s continued employment through the vesting date. Specifically, the PSUs granted in 2022 vest 50% based on the achievement of three-year average annual revenue growth and 50% based on the achievement of three-year cumulative adjusted earnings per share (“EPS”) as follows:

	3-YR. AVG. REV. GROWTH		3-YR. CUM. ADJ. EPS
	PAYOUT (%)	GOAL (%)	PAYOUT (%)	GOAL ($)
Threshold	50	17.6	50	2.77
Target	100	22.6	100	3.26
Stretch	200	25.6	200	3.75

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	30

At the end of the performance period, after calculating the degree to which the above performance metrics were achieved, we then will evaluate our total shareholder return (“TSR”) performance relative to the Russell 2000 Index over the 2022-2024 performance period (“RTSR Modifier”). If our TSR is at or above the 75th percentile of the Index, the RTSR Modifier will be 125%, and if our TSR is at or below the 25th percentile of the Index, the RTSR Modifier will be 75%. The RTSR Modifier for TSR performance between the 25th and 75th percentiles will be determined by linear interpolation. In all cases, payouts are capped at 200% of target.

The graphic below illustrates how the number of PSUs earned will be calculated.

SEVERANCE AGREEMENTS

We provide certain severance benefits to our executive officers, including our Named Executive Officers, in order to attract and retain key talent, and minimize turnover of our executive team. We also believe the provision of these benefits serves the interests of our stockholders by encouraging valued employees to remain employed with the Company in the event of a change in control. Our Named Executive Officers’ offer letters had historically provided severance benefits upon certain qualifying terminations of employment. On December 28, 2021, our Human Capital Committee approved the Severance Policy, which now governs severance payable to our executive officers, including each of our Named Executive Officers, under various termination scenarios. Our Human Capital Committee believes the provision of severance and change in control benefits under the Severance Policy is competitive and appropriate in light of our compensation peer group.

For more information regarding the Severance Policy as well as the benefits Mr. Fusaro received in connection with his termination of employment, see “Potential Payments Upon Termination or Change in Control.

The Human Capital Committee takes into account severance benefits, including post-change in control severance benefits, payable to the Named Executive Officers, in reviewing overall compensation packages of our Named Executive Officers.

PERQUISITES AND BENEFITS

Named Executive Officers are eligible to participate in the Company’s benefit plans on the same terms as other employees. The Company’s 401(k) Retirement Plan (the “Retirement Plan”) is a safe harbor qualified defined contribution plan which allows employees, including Named Executive Officers, to save for retirement through a tax-advantaged combination of employee and Company contributions. Under the terms of the Retirement Plan, the Company matches up to 100% of the first 3% of eligible compensation contributed by the employee plus 50% of eligible compensation contributed between 3% and 5%. The Company may also make a discretionary profit-sharing contribution to the Retirement Plan but has not made any such contributions to date.

In connection with his appointment as Chief Executive Officer on April 18, 2022, Mr. Hostetler received a one-time cash payment of $200,000 to assist with relocation expenses. Similarly, Mr. Collins received a one-time cash payment of $100,000 to assist with relocation expenses in connection with his appointment as Chief Human Resources Officer on August 1, 2022. In each case, the relocation payment must be repaid to the Company in full if the recipient is either terminated for Cause or resigns without Good Reason (i) in the case of Mr. Hostetler, within 24 months of the date of his appointment as Chief Executive Officer or (ii) in the case of Mr. Collins, within 12 months of the date of his appointment as Chief Human Resources Officer.

STOCK OWNERSHIP GUIDELINES

Our Stock Ownership Guidelines are designed to assist in aligning the financial interests of the directors and senior employees with our stockholders and to promote sound corporate governance practices. Our Stock Ownership Guidelines apply to non-executive directors who receive compensation for their service on the Board and executive officers. Common stock underlying RSUs and deferred shares or share units held by directors and executive officers is considered owned for purposes of determining stock ownership levels under the Stock Ownership Guidelines. Common stock underlying unexercised stock options and unearned PSUs held by directors and executive officers is not considered owned for purposes of determining stock ownership levels under the Stock Ownership Guidelines.

Executive officers and directors subject to this policy are required to achieve a minimum ownership requirement by five years from the later of (i) June 8, 2021 (or, in the case of non-executive directors, as of the 2025 annual meeting of stockholders), or (ii) the date the individual becomes a director or executive officer, as applicable, is promoted to a position that causes the covered

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	31

individual to be subject to a greater ownership requirement or is otherwise designated as a covered individual. Upon achieving his or her respective minimum ownership requirement, each covered individual must continue to maintain the minimum ownership requirement at all times during a given calendar year and for so long as the covered individual remains subject to this policy.

Each director and covered employee must maintain ownership of shares of common stock with a fair market price equal to a multiple of the director’s base annual retainer or the covered employee’s annual base salary, as follows:

●	for non-executive directors who receive compensation, three (3) times the base annual retainer;
●	for our Chief Executive Officer, six (6) times his or her annual base salary; and
●	for executive officers other than our Chief Executive Officer, three (3) times his or her annual base salary.

The failure by a director or covered employee to meet or to demonstrate sustained progress toward the achievement of the applicable minimum ownership requirement will result in the imposition of a restriction on sales of common stock and a requirement that they retain 50% of the net number of shares acquired upon vesting or settlement of equity awards or exercise of stock options until compliance with the Stock Ownership Guidelines is attained. All of our Named Executive Officers were in compliance or on track to be in compliance with the Stock Ownership Guidelines as of December 31, 2022.

ASSESSMENT OF RISK AND RECOVERY OF COMPENSATION

Our Human Capital Committee, Audit Committee and Board employ a risk management process conducted periodically to ensure that potential risks that might arise from any of our executive compensation practices and policies do not result in potential adverse impact on the Company, financially or otherwise. Our Human Capital Committee, with the assistance of Pay Governance, has reviewed the policies and guidelines underlying our executive compensation determinations and concluded that the following factors promote the creation of long-term value and thereby discourage behavior that leads to excessive or unnecessary risk:

●	individual cash incentives are made within the boundaries of approved fixed maximum awards as applicable to each executive officer;
●	the performance metrics under our short-term incentive program are distinct and separate from the metrics under our long-term incentive program, thereby ensuring there is no duplicative compensation opportunity for attainment of the same performance metric;
●	the members of our Human Capital Committee who approve final bonus recommendations are independent;
●	Executive officers receive the majority of their total direct compensation in the form of long-term incentives with multi-year vesting to align the interests of our executive officers with long term value creation for our stockholders; and
●	Executive officers are subject to robust stock ownership guidelines, further ensuring their long-term wealth is tied to long-term Company performance.

Based on our review, we have determined our compensation programs and practices are not reasonably likely to have a material adverse effect on the Company. In addition, we maintain a Clawback Policy that provides for the forfeiture or recovery of stock or amounts paid or payable to an executive officer in the event the Company or the Committee determines the executive officer has taken unlawful action detrimental to the Company or violated Company policy.

HUMAN CAPITAL COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

Our Human Capital Committee has reviewed and discussed with Company management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, our Human Capital Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

Human Capital Committee:

Orlando Ashford (Chair)

Bilal Khan

Gerrard Schmid

       , 2023

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	32

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing information about the relationship of the total annual compensation of Kevin Hostetler, our Chief Executive Officer (“CEO”), to the total annual compensation of our median employee. The Company believes that the pay ratio included below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

As of December 31, 2022, our last completed fiscal year:

•	We have estimated that the total annual compensation of our median employee (other than our CEO) was $58,800; and
•	The total annual compensation of our CEO, as reported in the Summary Compensation Table, was $6,021,990.

Based on this information, for 2022, the ratio of the total annual compensation for Mr. Hostetler, our CEO, to the total annual compensation of our median employee was 85 to 1.

To determine this ratio, we first prepared a list of all our full-time, part-time and temporary employees as of December 31, 2022, the last day of our fiscal year. To identify the median employee from our employee population, we reviewed the amount of regular wages, overtime pay, and incentives for all our employees for 2022.

Once we identified the median employee, we then determined the total annual compensation for 2022 of that employee using the same rules that apply to reporting compensation for our Named Executive Officers in the 2022 Summary Compensation Table.

The pay ratio disclosure rules allow companies to adopt a variety of methodologies, to apply exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies in calculating their own pay ratios.

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation awarded to, earned by or paid to our Named Executive Officers for the 2022, 2021, and 2020 fiscal years, as applicable to the Named Executive Officer:

NAME	YEAR	SALARY ($)	BONUS ($)(1)	OPTION AWARDS ($)(2)	STOCK AWARDS ($)(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(4)	ALL OTHER COMPENSATION ($)(5)	TOTAL ($)
Kevin Hostetler (Chief Executive Officer)	2022	600,137	1,200,000	—	3,199,996	759,790	12,200	5,772,123
James Fusaro (Former Chief Executive Officer)	2022	191,071	—	—	—	—	1,957,000	2,148,071
	2021	650,000	—	—	3,609,975		11,600	4,271,575
	2020	519,583	—	424,000	1,340,328	812,500	11,400	3,107,811
Nipul Patel (Chief Financial Officer)	2022	385,000	—	—	1,150,005	232,155	11,846	1,779,006
	2021	375,000	—	—	979,870	—	11,600	1,366,470
Terrance Collins (Chief Human Resources Officer)	2022	167,033	448,000	—	665,853	100,721	1,385	1,382,992
Tyson Hottinger (Chief Legal Officer)	2022	350,000	—	—	899,997	211,050	10,431	1,471,478
	2021	189,615	—	—	1,268,124	—	4,708	1,462,447
Travis Rose (Chief Revenue Officer)	2022	322,034	—	—	599,993	163,313	12,200	1,097,540

1.	For each of Messrs. Hostetler and Collins, these amounts represent the sum of a sign-on cash bonus and relocation cash bonus awarded in 2022 as per the terms of their offer letters.
2.	The amount reported in the “Option Awards” column reflects the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of Class B Common Units granted to Mr. Fusaro during the 2020 fiscal year. The Class B Common Units represent membership interests in Parent that are intended to constitute profits interests for federal income tax purposes. Despite the fact that the Class B Common Units do not require the payment of an exercise price, they are most similar economically to stock options. Accordingly, they are classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.” Please see Note 17 “Equity-Based Compensation” in our consolidated financial statements for the year ending December 31, 2022, included in our Annual Report, for additional details.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	33

3.	Amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of RSUs and PSUs granted to our Named Executive Officers during the 2022, 2021 and 2020 fiscal years (for PSUs, determined based on the probable outcome of the associated performance conditions). The grant date fair value of the awards is calculated using the closing price of our common stock on the date of grant (and based on the probable outcome of the associated performance conditions, in the case of PSUs), Please see Note 17 “Equity-Based Compensation” in our consolidated financial statements for the year ending December 31, 2022, included in our Annual Report, for additional details regarding assumptions underlying the value of these awards. With respect to PSUs granted to Messrs. Hostetler, Patel, Collins, Hottinger, and Rose in the 2022 fiscal year, the values shown in the table above reflect the grant date fair values based on the probable outcome of the performance milestones associated with such awards. The grant date fair value of each award if all applicable performance milestones associated with such awards were achieved in full is $1,920,000 for Mr. Hostetler, $690,000 for Mr. Patel, $240,000 for Mr. Collins, $540,000 for Mr. Hottinger, and $300,000 for Mr. Rose.
4.	For the 2022 fiscal year, represents amounts payable to the Named Executive Officers, other than Mr. Fusaro, under the Leadership Incentive Plan. For the 2021 fiscal year, no payments were made under the Leadership Incentive Plan. Mr. Rose received his final commission award for his achievements in his prior role as Vice President of Sales, which are reflected in the table. Amounts in this column for the 2020 fiscal year reflect bonuses paid to Mr. Fusaro with respect to the 2020 fiscal year. For the 2020 fiscal year, 80% of the amount reflected in this column was paid in cash on March 12, 2021 and 20% of the amount reflected in this column was paid in the form of RSUs granted on March 12, 2021 that vest ratably over three years.
5.	For 2022, All Other Compensation was comprised of Company contributions to each Named Executive Officers’ 401(k) account. Pursuant to the terms of our Severance Policy, the amount reported for Mr. Fusaro includes cash severance of $1,950,000, which is to be paid out over a period of 18 months following his termination of employment with the Company on April 18, 2022, plus $24,889, which represents the aggregate amount of monthly COBRA premiums paid by the Company. For additional details, see the “Payments and Benefits in Connection with Mr. Fusaro’s Separation” section on page 40.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR 2022

The following table presents information regarding grants of equity-based awards made to our Named Executive Officers during the 2022 fiscal year:

		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK	GRANT DATE FAIR VALUE OF STOCK AND OPTION
NAME	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)	OR UNITS (#)(3)	AWARDS ($)(4)
Kevin Hostetler	—	531,250	1,062,500	1,593,750
	04/18/2022							107,383	1,280,005
	04/18/2022				80,537	161,073	322,146		1,919,990
James Fusaro	—	—	—	—
Nipul Patel	—	115,500	231,000	346,500
	03/08/2022				32,764	65,527	131,054		690,000
	03/11/2022							43,315	460,005
Terrance Collins	—	120,000	240,000	360,000
	08/01/2022							15,245	243,005
	08/01/2022				7,623	15,245	30,490		243,005
	08/01/2022(5)							11,292	179,994
Tyson Hottinger	—	105,000	210,000	315,000
	03/08/2022				25,641	51,282	102,564		539,999
	03/11/2022							33,898	359,997
Travis Rose	—	81,250	162,500	243,750
	03/08/2022				14,245	28,490	56,980		300,000
	03/11/2022							18,832	199,996
	03/11/2022(6)							9,416	99,998

1.	Amounts in these columns represent potential payouts under our annual LIP.
2.	Amounts in these columns represent the potential number of PSUs that may be earned based on Company financial performance and relative TSR performance, as described below. We have included additional information about these awards under “Fiscal Year 2022 Long-Term Incentive Award Grants” beginning on page 29.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	34

3.	Amounts in this column represent the number of RSUs awarded to each Named Executive Officer. We have included additional information about these awards under “Fiscal Year 2022 Long-Term Incentive Award Grants” beginning on page 29.
4.	The amounts disclosed in this column represent the aggregate grant date fair value of the RSU and PSU awards granted to each Named Executive Officer, excluding the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value of the awards is calculated using the closing price of our common stock on the date of grant (and based on the probable outcome of the associated performance conditions, in the case of PSUs). See footnote (3) to the Summary Compensation table for more information.
5.	For Mr. Collins, this RSU grant was made with a vesting period of seven months from his date of hire, August 1, 2022.
6.	For Mr. Rose, this RSU grant represented a promotional true-up grant related to his appointment as Chief Revenue Officer on January 12, 2022, which was awarded separately from his 2022 long-term incentive grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

		STOCK AWARDS
NAME	GRANT DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(1)	MARKET VALUE OF SHARES OF UNITS THAT HAVE NOT VESTED ($)(2)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(3)(4)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(5)
Kevin Hostetler	04/18/2022	107,383	2,076,787
	04/18/2022			161,073	3,115,152
James Fusaro	10/19/2020	20,308	392,757
	03/02/2021	24,497	473,772
	03/12/2021	3,135	60,631
	03/30/2021			23,242	449,500
Nipul Patel	10/19/2020	4,118	79,642
	03/02/2021	6,649	128,592
	03/12/2021	904	17,483
	03/11/2022	43,315	837,712
	03/30/2021			19,514	377,401
	03/08/2022			65,527	1,267,292
Terrance Collins	08/01/2022	15,245	294,838
	08/01/2022	11,292(6)	218,387
	08/01/2022			15,245	294,838
Tyson Hottinger	06/07/2021	25,724	497,502
	06/07/2021	12,005	232,177
	03/11/2022	33,898	655,587
	06/07/2021			27,010	522,373
	03/08/2022			51,282	991,794
Travis Rose	03/02/2021	3,325	64,306
	05/14/2021	11,713	226,529
	03/11/2022	9,416	182,105
	03/11/2022	18,832	364,211
	03/08/2022			28,490	550,997

1.	These RSU awards were made pursuant to our 2020 Plan and vest one-third per year over three years beginning on the first anniversary of the date of grant, generally subject to the Named Executive Officer’s continued employment through the applicable vesting date.
2.	With respect to these RSUs, the amounts set forth in this column include the number of shares subject to such awards multiplied by $19.34, the closing price of our common stock on December 30, 2022.
3.	PSU awards that were granted in 2022 were made pursuant to our 2020 Plan, and they vest on the third anniversary of the date of grant, subject to both the attainment of the performance requirements detailed in the Compensation Discussion & Analysis section above and the Named Executive Officer’s continued employment through the applicable vesting date.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	35

4.	PSU awards that were granted in 2021 were made pursuant to our 2020 Plan, and they vest on the third anniversary of the date of grant, subject to the achievement of corporate financial results and relative market performance over the 2021-2023 performance period (50% based on 3-year average annual revenue growth and 50% based on 3-year cumulative adjusted EPS), and the Named Executive Officer’s continued employment through the applicable vesting date.
5.	The amounts set forth in this column include the number of shares subject to such awards that would hypothetically vest at target-level performance multiplied by $19.34, the closing price of our common stock on December 31, 2022.
6.	For Mr. Collins, these RSUs were part of a new hire stock grant, which vested 100% on March 15, 2023 and were subject to his continued employment with the Company through said vesting date.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2022

	STOCK AWARDS(1)
NAME	NUMBER OF SHARES ACQUIRED ON VESTING	VALUE REALIZED ON VESTING ($)
Kevin Hostetler	—	—
James Fusaro	34,123	427,983
Nipul Patel	7,896	96,101
Terrance Collins	—	—
Tyson Hottinger	18,862	261,805
Travis Rose	7,518	57,017

1.	The value realized on vesting is determined by multiplying the number of shares vesting by the closing price of our common stock on the Nasdaq on the vesting date. Shares vested on various dates throughout the year. The value listed represents the aggregate value of all shares that vested for each NEO in fiscal year 2022.

PAY-VERSUS-PERFORMANCE

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last three completed calendar years for our principal executive officer (“PEO”) and our Named Executive Officers other than our PEO (“Non-PEO NEOs”). In determining the “compensation actually paid” to our Non-PEO NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2020, 2021 and 2022 calendar years. Note that for our Non-PEO NEOs, compensation is reported as an average.

●    In 2022, the Non-PEO NEOs were Messrs. Patel, Collins, Hottinger, and Rose.

●    In 2021, the Non-PEO NEOs were Messrs. Patel, Hottinger, Jeffery Krantz and Ken Stacherski.

●    In 2020, the Non-PEO NEOs were Mr. Krantz and Ms. Charlotte MacVane.
	SUMMARY COMPENSATION TABLE TOTAL FOR PEO(1) ($)		COMPENSATION ACTUALLY PAID TO PEO(3) ($)(2)		AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOs(2) ($)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEO ($)(2)	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:		NET INCOME ($ IN THOUSANDS)(5)	REVENUE ($ IN THOUSANDS)(5)
							ARRAY TOTAL SHAREHOLDER RETURN ($)(3)	PEER GROUP TOTAL RETURN ($)(4)
YEAR	FUSARO	HOSTETLER	FUSARO	HOSTETLER
2022	2,148,071	5,772,123	3,036,259	7,256,684	1,214,022	1,692,131	123.20	79.60	4,432	1,637,546
2021	4,271,575	—	570,878	—	1,414,459	557,975	36.37	114.80	(50,403)	853,318
2020	3,107,811	—	4,395,744	—	—	—	118.33	119.96	59,073	872,662

1.
Mr. Fusaro served as our PEO for fiscal years 2020 and 2021 and he resigned from the Company on April 18, 2022. On that same date,
Mr. Hostetler was appointed as our PEO and continues to serve in such capacity.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	36

2.	In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to Mr. Fusaro’s and Mr. Hostetler’s total compensation for each year as reported in the Summary Compensation Table to determine the compensation actually paid. The valuation assumptions used to calculate the fair values of RSUs and PSUs include the stock price as of the applicable measuring date and, in the case of PSUs, the probable outcome of the performance conditions as of the applicable measuring date. Otherwise, the valuation assumptions used to calculate fair values did not materially differ from those used in our disclosures of fair value as of the grant date.

In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the NEOs’ average total compensation for each year to determine the compensation actually paid. The equity award adjustments for each applicable year include the same methodology described above for Messrs. Fusaro and Hostetler.

	Fusaro			Hostetler
	2022	2021	2020	2022
Total Compensation as reported in Summary Compensation Table (SCT)	2,148,071	4,271,575	3,107,811	5,772,123
Fair value of equity awards granted during fiscal year	—	3,609,975	1,340,328	3,199,996
Fair value of equity compensation granted in current year—value at end of year-end	—	1,562,959	2,628,261	4,684,557
Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	(43,235)	(461,601)	—	—
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	260,526	(1,192,080)	—	—
Dividends or other earnings paid on stock awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—	—
Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	670,897	—	—	—
Compensation Actually Paid to PEO	3,036,259	570,878	4,395,744	7,256,684

In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the NEOs’ average total compensation for each year to determine the compensation actually paid. The equity award adjustments for each applicable year include the same methodology described above for Messrs. Fusaro and Hostetler.

Other NEO	2022	2021	2020
Total Compensation as reported in Summary Compensation Table (SCT)	1,214,022	1,414,459	—
Fair value of equity awards granted during fiscal year	804,000	1,123,997	—
Fair value of equity compensation granted in current year—value at end of year-end	1,185,885	602,871	—
Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	(34,124)	(93,602)	—
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	130,350	(241,756)	—
Dividends or other earnings paid on stock awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—
Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	—	—	—
Compensation Actually Paid to NEO	1,692,131	557,975	—

3.	The values disclosed in this column represent the measurement period value of an investment of $100 in our units as of October 15, 2020, the first date on which our common stock traded on the Nasdaq Global Market, and then valued again on each of December 31, 2020, 2021 and 2022.
4.	Represents the weighted peer group total shareholder return, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the Russel 2000.
5.	Represents Net Income and Revenue as disclosed in our Annual Report on Form 10-K for the years ended December 31, 2022, 2021 and 2020, as applicable.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	37

Relationship between Compensation Actually Paid and Performance Measures

From 2020 to 2021, both Array’s net income and revenue dropped by roughly $109 million and $19 million, respectively. Total shareholder return fell 69%. Over this same period Mr. Fusaro’s summary compensation total and compensation actually paid increased, 37% and 21% respectively. Following Mr. Hostetler’s arrival in early 2022, the Company’s net income rose $43.6 million, and revenue increased $781 million. In turn, total shareholder return increased over 200%. The changes in pay for non-CEO NEOs are primarily due to the departure of previous NEOs and their subsequent replacement.

Array’s compensation philosophy ties executive compensation and company performance through each pay element. Compensation actually paid to our NEOs was significantly reduced in 2021, due to the loss of value in both outstanding equity awards granted but not vested, as well as vested equity awards. Further, no short-term cash incentive was paid to any NEO for performance in the 2021 fiscal year. While shareholder return is directly tied to Array’s long-term incentive awards, individual performance is a strong determining factor for base salary actions and short-term cash incentives reflect collective team performance, as stated above.

The chart below shows the correlation between total shareholder return and compensation actually paid for NEOs at Array. There is a clear and immediate relationship between the financial performance of the business and the pay for executive leaders.

Financial Performance Measures

The performance metrics listed below represent the most important metrics we use to link compensation actually paid to our NEOs for 2022 to the Company’s performance:
●	Revenue (our Company Selected Measure under Item 402(v) of Regulation S-K)
●	EBITDA
●	Cash Conversion Cycle

As further described in the Company’s Compensation Discussion and Analysis beginning on page 21 of this proxy statement, achievement of EBITDA performance goals are weighted 50% under our annual bonus plan or LIP.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Our Severance Policy provides for severance payments and benefits in the event of a termination by the Company without Cause, a termination by mutual agreement of the executive and the Company that is deemed by the Human Capital Committee to qualify as an involuntary termination or a resignation by the executive for Good Reason (a “qualifying termination”), both in connection with and outside the context of a change in control (“CIC”). The severance entitlements under the Severance Policy in connection with a CIC are subject to a double trigger that requires a termination of employment in order for severance to become payable.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	38

In the event of a qualifying termination other than in connection with, or within 12 months following a CIC, the Severance Policy provides the following cash severance:

●	In the case of our Chief Executive Officer, 150% of the sum of his or her (i) annual base salary and (ii) target bonus opportunity; and
●	In the case of all other executives, 100% of the sum of their annual base salary.

Additionally, subject to his or her timely election of COBRA coverage, the executive would be entitled to payment of the Company’s portion of monthly COBRA premiums for a specified severance period (18 months for our Chief Executive Officer and 12 months for all other executives) or until the executive becomes eligible for coverage under a subsequent employer’s health plan. Upon the executive’s qualifying termination, all outstanding RSUs would continue to vest over the specified severance period as if the executive had remained employed through each subsequent vesting date and all outstanding PSUs for which the performance period has not been completed will remain outstanding and eligible to vest based on actual achievement of the performance metrics through the applicable performance period, pro-rated to reflect the portion of the performance period during which the executive was employed by the Company.

In the event of a qualifying termination that occurs upon or within 12 months after a CIC, the Severance Policy provides cash severance to each executive of 200% of the sum of the executive’s (i) annual base salary and (ii) target bonus opportunity.

Additionally, subject to his or her timely election of COBRA coverage, the executive would be entitled to payment of the Company’s portion of monthly COBRA premiums for 24 months or until the executive becomes eligible for coverage under a subsequent employer’s health plan. Upon the executive’s qualifying termination, all outstanding RSUs would continue to vest over the specified severance period as if the executive had remained employed through each subsequent vesting date and all outstanding PSUs for which the performance period has not been completed will remain outstanding and eligible to vest based on actual achievement of the performance metrics through the applicable performance period, pro-rated to reflect the portion of the performance period during which the executive was employed by the Company.

For purposes of our Severance Policy, the following definitions apply:

“Change in Control” is defined as (i) an independent third party becoming the beneficial owner of securities of the Company representing at least 50% of the voting power of the Company’s securities, (ii) a merger, reorganization, or consolidation of the Company, unless the voting securities of the Company continue to represent more than 50% of the voting power of the Company or surviving entity, (iii) a change in the membership of our Board over a period of two consecutive years, in which incumbent directors and new directors whose election by the Board or nomination for election by our stockholders was approved by a vote of at least two-thirds of our directors, cease to constitute a majority of our Board membership and (iv) a complete liquidation or dissolution of the Company or sale of all or substantially all of the Company’s assets.

“Cause” is defined as: (i) the commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud with respect to the Company or any of its affiliates or any of their customers, vendors or suppliers, (ii) reporting to work under the influence of alcohol or under the influence or in the possession of illegal drugs, (iii) substantial and repeated failure to perform duties as reasonably directed by the Board or any other person to whom the executive reports after notice of such failure and, if curable, an opportunity to permanently cure such failure within 30 days of such notice, (iv) breach of fiduciary duty, gross negligence or willful misconduct with respect to the Company or any of its affiliates, (v) a willful and material failure to observe policies or standards of the Company regarding employment practices (including nondiscrimination and sexual harassment policies) as prescribed thereby from time to time after notice of such failure and, if curable, an opportunity to permanently cure such failure within 30 days of such notice or (vi) any breach by the executive of any non-competition, non-solicitation, no-hire or confidentiality covenant between the executive and the Company or any of its affiliates or any material breach by the executive of any provision of the Severance Policy, or any agreement to which the executive and the Company or any of its affiliates are parties after notice of such failure and, if curable, an opportunity to permanently cure such failure within 30 days of such notice.

“Good Reason” is defined as (i) a material reduction in the executive’s annual base salary without the executive’s consent, (ii) a relocation of the executive’s principal place of employment, without his or her consent, to a location more than 50 miles from his or her then-current principal place of employment, or (iii) an adverse change in the executive’s position or title without his or her consent; provided, that, in any case, (x) written notice of the executive’s resignation for Good Reason must be delivered to the Company within 30 days after the occurrence of any such event in order for his or her resignation for Good Reason to be effective hereunder, (y) the Company shall have 30 days after receipt of such notice during which the Company may remedy the occurrence giving rise to the claim for Good Reason termination (if such occurrence is capable of being remedied), and, if the Company cures such occurrence within such 30-day period, there shall be no Good Reason, and (z) the executive must actually resign within 90 days following the event constituting Good Reason.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	39

Separately, pursuant to the terms of the equity award agreements between us and the Named Executive Officers, in the event of a termination of the executive’s employment by reason of death or disability, all outstanding RSUs would immediately vest in full and all outstanding PSUs would be deemed to be earned at target and pro-rated to reflect the portion of the performance period during which the executive was employed by the Company.

PAYMENTS AND BENEFITS IN CONNECTION WITH MR. FUSARO’S SEPARATION

On March 31, 2022, Mr. Fusaro and the Company entered into a Transition Agreement (the “Transition Agreement”), which confirms the date of Mr. Fusaro’s separation (the “Separation Date”), the terms of Mr. Fusaro’s separation and the amounts due pursuant to our Severance Policy. Pursuant to the Transition Agreement, subject to Mr. Fusaro’s execution and non-revocation of a general release of claims in favor of the Company and Mr. Fusaro’s compliance with his existing restrictive covenants, the Company will pay Mr. Fusaro the following, pursuant to the terms of our Severance Policy: (i) an amount equal to $1,950,000, which represents 1.5 times the sum of Mr. Fusaro’s annual base salary plus his target annual bonus, for a severance period of 18 months following the Separation Date and (ii) subject to his timely election of COBRA coverage, payment of the Company’s portion of monthly COBRA premiums for 18 months (or, if earlier, until he becomes eligible for coverage under a subsequent employer’s health plan).

In addition, (i) the unvested portion of any outstanding time-based RSUs on the Separation Date (after giving effect to any accelerated vesting provide under the terms of the award agreements evidencing such awards) will continue to vest as if Mr. Fusaro had remained employed through each subsequent vesting date (68,248 RSUs), and (ii) any outstanding PSUs for which the performance period has not been completed (23,242 PSUs) will remain outstanding and eligible to vest based on actual achievement of the performance metrics through the applicable performance period, pro-rated to reflect the portion of the performance period during which Mr. Fusaro was employed by the Company through the Separation Date.

POTENTIAL PAYMENTS TABLE

The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if the executive’s employment had terminated on December 31, 2022, given the executive’s compensation as of such date and, if applicable, based on the closing price of our common stock on December 30, 2022. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different than the estimates presented in the table. Factors that could affect these amounts include the timing of any such event and our stock price. Amounts included for Mr. Fusaro represent the amounts payable to him under the Transition Agreement, described above.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	40

EXECUTIVE	BENEFIT(2)	($)	CHANGE IN CONTROL WITH QUALIFYING TERMINATION ($)	QUALIFYING TERMINATION OUTSIDE OF A CIC ($)	DEATH OR DISABILITY ($)
Kevin Hostetler (Chief Executive Officer)	Cash Severance	0	3,825,000	2,868,750	0
	Benefit Continuation	0	31,829	23,872	0
	RSUs	0	2,076,787	2,076,787	2,076,787
	PSUs	0	0	0	1,038,384
	Total	0	5,933,616	4,969,409	3,115,171
James Fusaro (Former Chief Executive Officer)(1)	Cash Severance	0		1,950,000
	Benefit Continuation	0		24,889
	RSUs	0		927,160
	PSUs	0		0
	Total	0		2,877,160
Nipul Patel (Chief Financial Officer)	Cash Severance	0	1,232,000	385,000	0
	Benefit Continuation	0	31,829	15,914	0
	RSUs	0	1,063,429	1,063,429	1,063,429
	PSUs	0	0	0	674,031
	Total	0	2,327,258	1,464,343	1,737,460
Terrance Collins (Chief Human Resources Officer)	Cash Severance	0	1,280,000	400,000	0
	Benefit Continuation	0	31,646	15,914	0
	RSUs	0	513,226	513,226	513,226
	PSUs	0	0	0	98,279
	Total	0	1,825,055	929,140	611,505
Tyson Hottinger (Chief Legal Officer)	Cash Severance	0	1,050,000	350,000	0
	Benefit Continuation	0	31,646	15,823	0
	RSUs	0	1,385,266	1,385,266	1,385,266
	PSUs	0	0	0	678,847
	Total	0	2,466,912	1,751,089	2,064,113
Travis Rose (Chief Revenue Officer)	Cash Severance	0	975,000	325,000	0
	Benefit Continuation	0	31,829	15,823	0
	RSUs	0	837,151	837,151	837,151
	PSUs	0	0	0	183,666
	Total	0	1,843,980	1,178,065	1,020,817

1.	Mr. Fusaro terminated employment as Chief Executive Officer and ceased serving as a member of the Board on April 18, 2022. The Company determined that Mr. Fusaro’s termination of employment was a termination by mutual agreement of Mr. Fusaro and the Company that qualified as an involuntary termination under our Severance Policy.
2.	For all termination scenarios that result in continued or accelerated vesting of outstanding RSUs or PSUs, the value shown in the table above is determined by multiplying the number of shares subject to continued or accelerated vesting by $19.34 (our closing stock price on December 30, 2022). With respect to a qualifying termination in connection with a CIC or outside a CIC, the amount shown in respect of outstanding PSUs is based on the estimated actual performance level through December 30, 2022, which was 0%. With respect to a termination of employment by reason of an executive’s death or disability, the amount shown in respect of outstanding PSUs is pro-rated to reflect the portion of the performance period during which the executive was employed by the Company through December 31, 2022, and assumes a target level of performance, as provided in the PSU award agreements.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	41

EQUITY COMPENSATION PLANS

The table below provides information relating to our equity compensation plans as of December 31, 2022, all of which have been approved by our stockholders:

PLAN CATEGORY	NUMBER OF SHARES OF COMMON STOCK TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(1)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(2)	NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS)(3)
Equity compensation plans approved by stockholders	2,152,398	—	20,567,257	(4)
Equity compensation plans not approved by stockholders	—	—	—
Total	2,152,398	—	20,567,257

1.	This column reflects all shares of common stock subject to outstanding RSUs and PSUs granted under the 2020 Plan.
2.	We have not granted any stock options under the 2020 Plan to date.
3.	The number of shares for issuance under the 2020 Plan will be increased on the first day of each fiscal year beginning with the 2021 fiscal year, in an amount equal to the lesser of (i) 5% of the Company’s common stock on the last day of the immediately preceding fiscal year or (ii) such number of shares determined by our Board.
4.	Includes 17,093,325 shares available for future issuance under the 2020 Plan and 3,473,932 shares available for purchase under the 2021 Employee Stock Purchase Plan.

DIRECTOR COMPENSATION

The following table summarizes the compensation awarded or paid to the members of our Board for the fiscal year ended December 31, 2022. Neither Mr. Hostetler, our current Chief Executive Officer, nor Mr. Fusaro, our former Chief Executive Officer, received additional compensation for their service on our Board, and, consequently, neither is included in this table. The compensation that Messrs. Hostetler and Fusaro received as employees during the 2022 fiscal year is included in the “Summary Compensation Table” above.

NAME	FEES PAID IN CASH ($)	STOCK AWARDS ($)(1)	TOTAL ($)
Paulo Almirante	75,000	150,000	225,000
Troy Alstead	100,000	150,000	250,000
Orlando Ashford	92,500	150,000	242,500
Ron Corio	45,375	150,000	45,375
Brad Forth	158,516	150,000	308,516
Jayanthi Iyengar	75,000	150,000	225,000
Tracy Jokinen	10,875	0	10,875
Bilal Khan(2)	75,000	0	75,000
Gerrard Schmid	72,325	150,000	222,325

1.	Represents the aggregate grant date fair value of restricted stock units with respect to shares of the Company’s common stock granted in 2022, computed in accordance with FASB ASC TOPIC 718. Mr. Corio resigned from the Board during 2022 and forfeited his RSUs upon resignation. Ms. Jokinen joined the Board after the 2022 annual meeting when the Board RSU awards were issued, and accordingly, she did not receive any stock compensation in 2022.
2.	Mr. Khan was appointed to our Board in connection with Blackstone’s purchase of our Series A Perpetual Preferred Stock under the Securities Purchase Agreement (as defined below) between the Company and BCP Helios Aggregator L.P. The Securities Purchase Agreement stipulates that all compensation paid to the Blackstone nominee for service on our Board is to be paid in cash. As a result, Mr. Khan does not receive any stock awards, and he was instead awarded “phantom” RSUs with a grant date fair value of $150,000 with a one-year cliff vesting date and payable in cash based upon the Company’s stock price on the vesting date. The amount payable under this phantom award will be reportable in next year's Director Compensation Table.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	42

2022 DIRECTOR COMPENSATION PROGRAM

During 2022, Pay Governance evaluated our director compensation relative to our peer group. Based on this review, we did not make any changes to our director compensation program for 2022 as compared to 2021. Our 2022 director compensation program for non-employee directors was comprised of (i) an annual cash retainer for service on the Board and as committee chairperson and (ii) an annual stock retainer of $150,000 in fully vested restricted stock units payable at the time of our annual stockholder meeting. The cash retainers for 2022, which were paid in four equal quarterly installments and prorated for any partial year of service on our board of directors, were as follows:

POSITION	RETAINER ($)
Non-Executive Chairman	100,000
Board Member	75,000
Audit Committee Chair	25,000
Human Capital Committee Chair	17,500
Nominating and Corporate Governance Committee Chair	10,000

Our directors are reimbursed for travel, food, lodging and other expenses directly related to their activities as directors. Our directors are also entitled to the protection provided by the indemnification provisions in our bylaws. Our Board may revise the compensation arrangements for our directors from time to time.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	43

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Audit Committee has reviewed the audited consolidated financial statements of Array for the year ended December 31, 2022 and has discussed these statements with management and BDO USA, LLP, or BDO, the Company’s previous independent registered public accounting firm and        , the Company’s current independent registered public accounting firm. Array management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. The independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements present fairly the consolidated financial position, results of operations and cash flows of Array in conformity with U.S. generally accepted accounting principles and discusses any issues they believe should be raised with us. The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls, and its review included a discussion of the quality and acceptability of the Company’s financial reporting and internal controls.

The Audit Committee also received from, and discussed with, BDO and            the written disclosures and other communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed under the rules of the Public Company Accounting Oversight Board, or PCAOB.

BDO and             also provided the Audit Committee with the written disclosures and the letter required by the PCAOB regarding independence. PCAOB rules require independent registered public accounting firms annually to disclose in writing all relationships that in their professional opinion may reasonably be thought to bear on independence, to confirm their perceived independence and engage in a discussion of independence. The Audit Committee has reviewed this disclosure and has discussed with BDO and           their respective independence from Array.

Based on its discussions with management and our independent registered public accounting firm, and its review of the representations and information provided by management and our independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Array Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

Members of the Audit Committee

Troy Alstead, Chairman

Paulo Almirante

Tracy Jokinen

Gerrard Schmid

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	44

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms or written representations from certain reporting persons received by us with respect to fiscal year 2022, we believe that our executive officers and directors and persons who own more than 10% of a registered class of our equity securities have complied with all applicable filing requirements, except for a Form 4 for current executive officer Erica Brinker, which was filed on August 17, 2022 in connection with a purchase of common stock made on May 16, 2022.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	45

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions to which we are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described under “Executive Compensation” and “Director Compensation.” For the years ended December 31, 2020, 2021 and 2022, the Company recognized $4.8 million, $13.8 million and $15.0 million, respectively, in equity-based compensation.

TAX RECEIVABLE AGREEMENT

Concurrent with ATI Investment’s acquisition of Array Technologies Patent Holdings Co., LLC, Array Tech, Inc. (f/k/a Array Technologies, Inc.) entered into a Taxes Receivable Agreement (“TRA”) with the former majority shareholder of Array. The TRA is valued based on the future expected payments under the agreement. The TRA provides for the payment by Array Tech, Inc. to the former owner for certain federal, state, local and non-U.S. tax benefits deemed realized in post-closing taxable periods by Array, from the use of certain deductions generated by the increase in the tax value of the developed technology. The TRA is accounted for as contingent consideration and subsequent changes in fair value of the contingent liability are recognized in contingent consideration in the accompanying consolidated statements of operations. At December 31, 2022, December 31, 2021, and December 2020, the fair value of the TRA was $8.6 million, $14.6 million and $19.7 respectively.

Estimating the amount of payments that may be made under the TRA is by nature imprecise. The significant fair value inputs used to estimate the future expected TRA payments to the former owners include the timing of tax payments, a discount rate, book income projections, timing of expected adjustments to calculate taxable income and the projected rate of use for attributes defined in the TRA.

Payments made under the TRA consider tax positions taken by the Company and are due within 125 days following the filing of the Company’s U.S. federal and state income tax returns under procedures described in the agreement. The current portion of the TRA liability is based on tax returns. The TRA will continue until all tax benefit payments have been made or the Company elects early termination under the terms described in the TRA.

As of December 31, 2022, the undiscounted future expected payments through December 31, under the TRA are as follows (in thousands):

FOR THE YEAR ENDING DECEMBER 31,
2023	$1,806
2024	$1,762
2025	$1,615
2026	$1,425
2027	$1,232
Thereafter	$2,516
Total	$10,356

CONSENT FEES

The Company incurred $2.2 million in consent fees with the former majority shareholder of Array to allow a carryback of post-acquisition net operating losses to pre-acquisition periods under the CARES Act.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	46

REGISTRATION RIGHTS AGREEMENT WITH BLACKSTONE

In connection with the entry into the Securities Purchase Agreement (the “Securities Purchase Agreement”), dated August 10, 2021, between the Company and BCP Helios Aggregator L.P. (the “Purchaser”), the Company granted the Purchaser the right to designate one nominee for election to our Board. Pursuant to that designation right, Bilal Khan, a senior managing director in Blackstone’s private equity group was appointed to serve on our board on August 7, 2021. Also pursuant to the Securities Purchase Agreement, the Company and the Purchaser entered into a Registration Rights Agreement (the “BCP Registration Rights Agreement”) pursuant to which, among other things, the Company granted the Purchaser certain registration rights with respect to Common Stock purchased pursuant to the Securities Purchase Agreement and Non-Cash Dividend pursuant to the Certificate of Designations governing our Series A Perpetual Preferred Stock, including customary shelf registration rights and “piggyback” registration rights. This summary does not purport to be complete and is qualified in its entirety by the provisions of our BCP Registration Rights Agreement, a copy of which has been filed as an exhibit to our Annual Report.

REGISTRATION RIGHTS AGREEMENT WITH AFFILIATES OF STI

In connection with the closing of the acquisition of Soluciones Técnicas Integrales Norland, S.L.U., as previously described in our current report on Form 8-K filed with the SEC on January 12, 2022 (the “STI Acquisition”), on January 11, 2022, the Company entered into a registration rights agreement (the “STI Registration Rights Agreement”) with certain affiliates of STI (the “STI Holders”) that will receive a portion of the Stock Consideration issued at the closing of the STI Acquisition (the “STI Issuance”). Pursuant to the STI Registration Rights Agreement, among other things, the Company is required to file with the SEC a registration statement registering for resale the shares of the Company’s Common Stock received by the STI Holders as part of the STI Issuance. The STI Registration Rights Agreement also provides, among other things, that each STI Holder will agree not to sell its portion of the Stock Consideration received in the STI Issuance for 180 days following the closing of the STI Acquisition (the “Lock-Up Period); provided, however, the Lock-Up shall expire in respect of 20% of each STI Holder’s Registrable Securities (as defined in the STI Registration Rights Agreement) if for ten consecutive trading days beginning on the date that is three months after the date of the STI Registration Rights Agreement and prior to the expiration of the Lock-Up Period, the closing price of the Company’s Common Stock exceeds by 20% or more the price of the Company’s Common Stock at the date of the STI Registration Rights Agreement. Additionally, certain members of STI’s management who receive Common Stock in connection with the Transaction have entered into restrictions on the sale or transfer of their shares of the Common Stock for a period of 18 months, subject to certain early release conditions. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Registration Rights Agreement, a copy of which has been filed as an exhibit to our Annual Report.

EMPLOYMENT ARRANGEMENT WITH MICHAEL CORIO

We have had an employment agreement in place with Michael Corio since 2005. Michael Corio is a non-executive employee of the Company and the son of one of our former non-executive directors, Ron Corio, who resigned from our Board on November 3, 2022. Mr. Corio’s total compensation for fiscal 2022 was approximately $274,127. We seek to fill positions with qualified employees, whether or not they are related to our executive officers or directors. We compensate employees who have such relationships within what we believe to be the current market rate for their position and provide benefits consistent with our policies that apply to similarly situated employees.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	47

LIMITATION OF LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our certificate of incorporation and bylaws provide that we shall indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). For further information, see the section entitled “Description of Capital Stock—Indemnification and Limitations on Directors’ Liability” in our Annual Report. We intend to continue to enter into customary indemnification agreements with each of our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

The audit committee of our Board has primary responsibility for reviewing and approving transactions with related parties. Our audit committee charter provides that the audit committee shall review and approve in advance any related party transactions.

We have adopted a formal written policy providing that our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our voting stock, any member of the immediate family of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest, is not permitted to enter into a related party transaction with us without the consent of our audit committee, subject to the exceptions described below. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to our audit committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. Our audit committee is expected to determine that certain transactions will not require audit committee approval, including certain employment arrangements of executive officers, director compensation, transactions with another company at which a related party’s only relationship is as a non-executive employee or beneficial owner of less than 5% of that company’s shares, transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and transactions available to all employees generally.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	48

Proposal No. 1—Election of Directors

In accordance with the Company’s certificate of incorporation and bylaws, the Board is divided into three classes of approximately equal size.

The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Brad Forth, Kevin Hostetler and Gerrard Schmid are the Class III directors whose terms expire at the Company’s 2023 Annual Meeting of stockholders. Each of Messrs. Forth, Hostetler and Schmid has been nominated for and has agreed to stand for re-election to the Board to serve as a Class III director of the Company for three years and until their successors are duly elected and qualified or until their earlier death, resignation or removal.

Our bylaws provide that director nominees receiving a plurality of the votes cast by holders of shares of common stock present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors will be elected. Stockholders have the option to vote “FOR” each of the nominees, or “WITHHOLD” their vote from each of the nominees or “WITHHOLD” their vote from any one of the nominees. Abstentions, withheld votes and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than named above.

It is intended that, unless you give contrary instructions, shares represented by proxies will be voted for the election of the three nominees listed above as director nominees. Array has no reason to believe that any nominee will be unable to serve. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting. Information relating to each nominee for election as director and for each continuing director, including his or her period of service as a director of Array, principal occupation and other biographical material is shown earlier in this proxy statement.

The Board unanimously recommends that you vote “FOR ALL” of the aforementioned nominees for Class III director, and proxies solicited by the board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	49

Proposal No. 2—Ratification of Selection of Independent Registered Public Accounting Firm

We are asking our stockholders to ratify the Audit Committee’s selection of (“      ”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of          , and this will be the first year for which        has served as our independent registered public accounting firm.

The affirmative vote of a majority of the votes cast by holders of shares of common stock who are present in person (including virtually) or represented by proxy and entitled to vote thereon is required (on a non-binding advisory basis) to ratify the appointment of       . Abstentions will have no effect on the results of this vote.

The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of        to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and our stockholders. To assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of our independent external audit firm. In addition, in conjunction with the mandated rotation of       ’s lead engagement partner, the Audit Committee is directly involved with the selection of        ’s new lead engagement partner. The Audit Committee believes that the engagement of       to serve as our independent external auditor is in the best interests of the Company and our stockholders.

BDO served as the independent registered accounting firm for the Company through March 2023. After careful consideration of the ongoing audit needs of the Company, on March 28, 2023, the Audit Committee chose not to renew the engagement of BDO and approved the engagement of          . The Company notified BDO on March 28, 2023 that it would be dismissed as the Company’s independent registered public accounting firm, effective immediately. The decision to change independent registered public accounting firms was recommended and approved by the Audit Committee. BDO’s reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2022 and December 2021 and the subsequent interim period through March 28, 2023, did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles and includes an explanatory paragraph relating to the adoption of new accounting standards. In connection with BDO’s audit of the Company’s consolidated financial statements

The Board unanimously recommends that you vote “FOR” the ratification of the selection of      as the Company’s independent registered public accounting firm, and proxies solicited by the Board will be voted in favor of such ratification unless a stockholder has indicated otherwise on the proxy.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	50

for the two fiscal years and the subsequent interim period preceding the dismissal, there were no (i) disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Exchange Act (“Regulation S-K”), and the related instructions thereto, with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter or the disagreements in connection with its reports; or (ii) reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

We expect that a representative of      will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee pre-approves all auditing services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed by      , subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of an audit. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee consistent with applicable law and listing standards, provided that the decisions of such Audit Committee member or members must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee is responsible for the audit fee negotiations associated with our retention of     .

PRINCIPAL ACCOUNTANT FEES AND SERVICES

We regularly review the services and fees of our independent registered public accounting firm. These services and fees are also reviewed by the Audit Committee on an annual basis. The aggregate fees billed for the fiscal years ended December 31, 2022 and 2021 for each of the following categories of services are as follows (in thousands):

FEE CATEGORY	2022	2021
Audit Fees	$3,952,780	$3,981,738
Audit-Related Fees	$52,357	$0
Tax Fees	$91,759	$52,500
All Other Fees	$58,421	$0
Total Fees	$4,155,317	$4,034,238

Audit Fees. Consists of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, consultations on accounting matters directly related to the audit. For 2021, includes (i) fees for professional services rendered in connection with our Form S-1 and amendments thereto related to our secondary offering of common stock completed in March 2021, (ii) fees for professional services in connection with our offering of Series A Perpetual Preferred Stock, and (iii) fees for professional services in connection with our offering of 1.00% Convertible Senior Notes due 2028. For 2022, includes (i) fees for professional services rendered in connection with our Form S-8 filed in June 2022, (ii) fees for professional services in connection with the STI Acquisition, (iii) fees for professional services in connection with our S-1 Registration Statement filed in May 2022, and (iv) fees for professional services rendered by KPMG Auditores, S.L. and KPMG Auditores Independentes Ltd a as component auditors of BDO US in Spain and Brazil, respectively, as part of the annual audit of our consolidated financial statements.

Audit-Related Fees. Consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.”

Tax Fees. Consist of aggregate fees for tax compliance, tax advice and tax planning services including the review and preparation of our federal and state income tax returns.

All Other Fees. Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above.

The Audit Committee pre-approved all services performed since the pre-approval policy was adopted.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	51

Proposal No. 3—Advisory Vote to Approve Named Executive Officer Compensation

Our Board recognizes the interest that the Company’s stockholders have in the compensation of the Company’s Named Executive Officers. In recognition of that interest and in accordance with Section 14A of the Exchange Act and related rules of the SEC, this proposal, commonly known as a “say on pay” proposal, provides the Company’s stockholders with the opportunity to cast an advisory vote on the compensation of the Company’s Named Executive Officers, as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules, including the discussion of the Company’s Compensation Discussion and Analysis beginning on page 21 of this proxy statement and followed by the compensation tables beginning on page 33 of this proxy statement.

The Board, as required under Section 14A of the Exchange Act, is asking the Company’s stockholders to cast a non-binding, advisory vote “FOR” the following resolution:

“RESOLVED, that the stockholders of the Company hereby approve, on an advisory basis, the compensation of the Company’s Named Executive Officers of the Company, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and any related material contained in this Proxy Statement.”

This advisory vote is intended to give the Company’s stockholders an opportunity to provide an overall assessment of the compensation of the Company’s Named Executive Officers rather than focus on any specific item of compensation. As described in the Compensation Discussion and Analysis included in this proxy statement, the Company has adopted an executive compensation program that reflects the Company’s philosophy that executive compensation should be structured so as to align each executive’s interests with the interests of the Company’s stockholders.

As an advisory vote, the stockholders’ vote on this proposal is not binding on our Board or the Company, and our Board could, if it concluded it was in the Company’s best interests to do so, choose not to follow or implement the outcome of the advisory vote.

However, the Company expects that the Human Capital Committee of our Board will review voting results on this proposal and give consideration to the outcome when making future executive compensation decisions for the Company’s Named Executive Officers.

Approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers requires the affirmative vote of holders of at least a majority of the votes cast at the Annual Meeting in person or by proxy. All duly submitted and unrevoked proxies will be voted for the proposal, except where a contrary vote is indicated or authorization to vote is withheld. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The board recommends that stockholders vote “FOR” the approval of named executive officer compensation.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	52

Proposal No. 4—Approval of an Amendment to the Company’s Certificate of Incorporation to Allow Exculpation of Officers to the Extent Permitted by Delaware Law

At the Annual Meeting, the stockholders will be asked to approve an amendment (the “Charter Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to provide for exculpation of liability for officers of the Company for certain breaches of fiduciary duties, similar to the protections currently available for directors of the Company, as permitted by Delaware law. A copy of the proposed Charter Amendment is attached as Appendix A to this Proxy Statement.

The proposed Charter Amendment would amend Article VII of the Charter to read in its entirety as follows:

“A. To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, directors and officers (as defined in Section 102(b)(7) of the DGCL) of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty owed to the Corporation or its stockholders.

B. Neither the amendment nor repeal of this Article VII, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation, nor, to the fullest extent permitted by the DGCL, any modification of law shall eliminate, reduce or otherwise adversely affect any right or protection of a current or former director or officer of the Corporation existing at the time of such amendment, repeal, adoption or modification.”

Effective August 1, 2022, the State of Delaware adopted amendments to Section 102(b)(7) (the “Section 102(b)(7) Amendments”) of the DGCL to allow Delaware corporations to exculpate their officers from personal liability from monetary damages for breach of fiduciary duty as an officer. Prior to the Section 102(b)(7) Amendments, Delaware law permitted Delaware corporations to exculpate directors from personal liability for monetary damages associated with breaches of the duty of care, but that protection did not extend to a Delaware corporation’s officers. Consequently, stockholder plaintiffs have employed a tactic of bringing certain claims that would otherwise be exculpated if brought against directors, against individual officers to avoid dismissal of such claims. The Section 102(b)(7) Amendments were adopted to address inconsistent treatment between officers and directors and address rising litigation and insurance costs for stockholders. Our Board desires to amend the Charter to maintain provisions consistent with the Section 102(b)(7) Amendments and believes the Charter Amendment, by adding the authorized liability protection for certain officers, consistent with the protection currently afforded to our directors in the Charter, is necessary in order to continue to attract and retain experienced and qualified officers. The Charter Amendment would allow for the exculpation of certain officers only in connection with direct claims brought by stockholders, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought

The board recommends that stockholders vote “FOR” the approval of the Charter Amendment.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	53

by the Company itself or for derivative claims brought by stockholders in the name of the Company. As is currently the case with directors under our Charter, the Charter Amendment would not limit the liability of officers for: any breach of the duty of loyalty to the Company or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, and any transaction from which the officer derived an improper personal benefit.

If the Charter Amendment is approved by the stockholders at the Annual Meeting, it will become effective upon the filing of the Charter Amendment with the Secretary of State of the State of Delaware. In accordance with the DGCL, however, our Board may elect to abandon the Charter Amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Charter Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the Charter Amendment.

On March 23, 2023, our Board authorized and approved the Charter Amendment and directed that the Charter Amendment be considered at the Annual Meeting. Under the DGCL, we are required to obtain the affirmative vote of the holders of a supermajority of our outstanding shares of common stock in order to approve the Charter Amendment. Our Board determined that the Charter Amendment is advisable and in the best interest of the Company and our stockholders and recommends that our stockholders approve the Charter Amendment.

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	54

General Matters

CODE OF BUSINESS CONDUCT AND CORPORATE GOVERNANCE GUIDELINES

We have adopted a code of business conduct and ethics for our directors, officers and employees, including our Chief Executive Officer and President and our Chief Financial Officer. A copy of our Code of Business Conduct and Ethics may be accessed free of charge by visiting our investor relations website at ir.arraytechinc.com and going to the “Governance Highlights” section under the “Corporate Governance” tab, or by requesting a copy in writing from our Secretary at our Albuquerque, New Mexico office. We intend to post on our website any amendment to, or waiver under, a provision of the Code of Business Conduct and Ethics that applies to our directors and certain of our executive officers within four business days following the date of such amendment or waiver.

A copy of the Corporate Governance Guidelines may also be accessed free of charge by visiting our investor relations website at ir.arraytechinc.com and going to the “Governance Highlights” section under the “Corporate Governance” tab, or by requesting a copy in writing from our Secretary at our Albuquerque, New Mexico office.

AVAILABILITY OF CERTAIN DOCUMENTS

A copy of our Annual Report has been posted on the Internet along with this proxy statement. Upon written request, we will mail, without charge, a copy of our Annual Report excluding exhibits. Please send a written request to our Corporate Secretary at:

Array Technologies, Inc.
3901 Midway Place NE
Albuquerque, NM 87109
Phone: (505) 881-7567

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice of Proxy Materials or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family, unless we have received contrary instructions from one or more of the stockholders. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices of Proxy Materials, annual reports, proxy statements and information statements.

We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of the Notice of Proxy Materials or proxy materials was delivered. You may make a written or oral request by sending a notification to our Secretary at the address or telephone number above, providing your name, your shared address, and the address to which we should direct the additional copy of the Notice of Proxy Materials or proxy materials. Multiple stockholders sharing an address who have received one copy of a mailing and would prefer us to mail each stockholder a separate copy of future mailings should contact us at our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of a mailing and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made through our principal executive offices. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year’s proxy statement, stockholder proposals must have been received by our Secretary at our principal executive offices no later than the close of business on             , 2023, which is 120 days prior to the date that is one year from this year’s mailing date of             , 2023.

Requirements for Stockholder Proposals or Director Nominations to be Brought Before an Annual Meeting. Our bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary at Array Technologies, Inc., 3901 Midway Place NE, Albuquerque, NM 87109. The Nominating and Corporate Governance Committee does not have a written policy regarding stockholder

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	55

nominations but has determined that it is the practice of the committee to consider candidates proposed by stockholders if made in accordance with our bylaws. To be timely for the 2024 annual meeting of stockholders (the “2024 Annual Meeting”), although not included in the proxy statement, the stockholder’s notice must be delivered to or mailed and received by us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the prior year’s annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the day on which we first provide notice or public disclosure of the date of the meeting. Assuming the date of our 2024 Annual Meeting is not so advanced or delayed, stockholders who wish to make a proposal at the 2024 Annual Meeting must notify us no earlier than January 24, 2024 and no later than February 23, 2024. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2024 Annual Meeting.

In addition to satisfying the advance notice provisions in our bylaws relating to nominations of director candidates, including the earlier notice deadlines set out above, to comply with the SEC’s universal proxy rule, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in compliance with Rule 14a-19 under the Exchange Act must also provide notice that sets forth the information required by Rule 14a-19 no later than March 24, 2024. If the date of the 2024 Annual Meeting changes by more than 30 calendar days from the date of the 2023 Annual Meeting, such notice must instead be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following public announcement by the Company of the date of the 2024 Annual Meeting.

CONTACTING THE BOARD

Stockholders wishing to communicate with the Board may do so by writing to the Board or to the non-employee members of the Board as a group, at:

Array Technologies, Inc.
3901 Midway Place NE
Albuquerque, NM 87109
Attention: Secretary

The communication must prominently display the legend “BOARD COMMUNICATION” in order to indicate to the Secretary that it is a communication for the Board. Upon receiving such a communication, the Secretary will promptly forward the communication to the relevant individual or group to which it is addressed. Certain items that are unrelated to the Board’s duties and responsibilities may be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. The Secretary will not forward any communication determined in his good faith belief to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable.

OTHER MATTERS

As of the date of this proxy statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

HOW TO ACCESS THE ANNUAL MEETING

The Annual Meeting will be held in a virtual meeting format at https://virtualshareholdermeeting.com/ARRY2023.

To participate in the meeting, you will need the 16-digit control number included in your Notice of Proxy Materials or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 10:00 a.m. PDT. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:30 a.m. PDT, and you should allow ample time for the check-in procedures.

By Order of the Board of Directors

Kevin G. Hostetler
Chief Executive Officer
             , 2023

ARRAY TECHNOLOGIES	2023 PROXY STATEMENT	56

ARRAY TECHNOLOGIES

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ARRY2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V08720-P86848

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARRAY TECHNOLOGIES, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, 3 AND 4.

	For All	Withhold All	For All Except
Vote on Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. ELECTION OF CLASS III DIRECTORS

Nominees:

01) Brad Forth
02) Kevin Hostetler
03) Gerrard Schmid

Vote on Proposals	For	Against	Abstain
2. Ratification of the Company's appointment of as its independent registered public accounting firm for fiscal year ending December 31, 2023.	☐	☐	☐
3. Advisory vote to approve named executive officer compensation.	☐	☐	☐
4. Approval of an amendment to the Company's Certificate of Incorporation to allow exculpation of officers to the extent permitted by Delaware law.	☐	☐	☐

5. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 4.** If any other matters properly come before the meeting.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting of Stockholders, Proxy Statement, Form of Electronic Proxy Card, Annual Report on Form 10-K, and any amendments thereto that are required to be furnished to stockholders are available at www.proxyvote.com.

V08721-P86848

ARRAY TECHNOLOGIES, INC.
ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The **stockholder(s)** hereby appoint(s) Brad Forth, Tyson Hottinger and Nipul Patel, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of **Array Technologies, Inc.** that the **stockholder(s)** is/are entitled to vote at the **Annual Meeting of Stockholders** to be held at 10:00 a.m. Pacific Time on May 23, 2023, at the www.virtualshareholdermeeting.com/ARRY2023, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE